EXHIBIT 99.2

Quarterly Supplemental Information
December 31, 2017

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 49 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information report may differ from actual results.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI, EBITDAre and Core EBITDA. Definitions and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 39. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations to include other adjustments that may affect its operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer, and operator of high-quality, Class A office properties in select sub-markets located primarily within eight major Eastern U.S. office markets. Its geographically-diversified, almost $5 billion portfolio is comprised of approximately
17 million square feet (as of the date of release of this report). The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s and Moody’s. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

Subsequent to year end on January 4, 2018, Piedmont sold 14 properties and repaid $470 million of term debt. Refer to pages 47 and 48 for additional information and a presentation of certain pro forma statistical metrics (such as rentable square footage, percent leased, debt to gross assets, and average net debt to Core EBITDA) for the Company at December 31, 2017 after taking into account the elements of the transactions.

	With Pro Forma Adjustments for	As of	As of
	the Sale of 14 Properties	December 31, 2017	December 31, 2016
Number of consolidated office properties (1)	53 (2)	67	65
Rentable square footage (in thousands) (1)	16,476 (2)	19,061	18,885
Percent leased (3)	91.8% (2)	89.7%	91.9%
Capitalization (in thousands):
Total debt - principal amount outstanding (excludes premiums, discounts, and deferred financing costs)	$1,318,670 (2)	$1,733,670	$2,029,582
Equity market capitalization (4)		$2,791,659	$3,036,870
Total market capitalization (4)		$4,525,329	$5,066,452
Total debt / Total market capitalization (4)	approximately 32% (2)	38.3%	40.1%
Average net debt to Core EBITDA	under 5x's (estimated) (2)	5.6 x	6.4 x
Total debt / Total gross assets	approximately 30% (2)	34.3%	37.4%
Common stock data:
High closing price during quarter		$20.40	$21.53
Low closing price during quarter		$19.21	$18.62
Closing price of common stock at period end		$19.61	$20.91
Weighted average fully diluted shares outstanding during quarter (in thousands)		144,503	145,764
Shares of common stock issued and outstanding at period end (in thousands)		142,359	145,235
Annual regular dividend per share (5)		$0.84	$0.84
Rating / Outlook
Standard & Poor's		BBB / Stable	BBB / Stable
Moody's		Baa2 / Stable	Baa2 / Stable
Employees	129 (2)	136	137

(1)
As of December 31, 2017, our consolidated office portfolio consisted of 67 properties. As of December 31, 2016, our consolidated office portfolio excluded two properties under development, one property that was out of service for redevelopment, and one unconsolidated joint venture property. The three development and redevelopment properties were placed in service on January 1, 2017. There were no acquisitions or dispositions of office properties completed during the first quarter of 2017. During the second quarter of 2017, we sold Sarasota Commerce Center II, a 149,000 square foot office building located in Sarasota, FL. During the third quarter of 2017, we sold Two Independence Square, a 606,000 square foot office building located in Washington, DC, and 8560 Upland Drive, the Company's last remaining unconsolidated joint venture property, comprised of 149,000 square feet and located in Englewood, CO. During the fourth quarter of 2017, we acquired Norman Pointe I, a 214,000 square foot office building located in Bloomington, MN.

(2)
On January 4, 2018, Piedmont completed the disposition of 14 properties and used the net sales proceeds to repay debt. Figure represents the impact on this measure on a pro forma basis of the sales of the properties. Please refer to page 47 for additional details regarding the sales of the properties and the impact on various metrics for the Company.

(3)
Calculated as square footage associated with commenced leases plus square footage associated with executed but uncommenced leases for vacant spaces, divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties. This measure presented as of December 31, 2016, has been restated to include two development properties and one re-development property that were placed into service effective January 1, 2017. The development properties that were placed in service are Enclave Place, a 301,000 square foot office property located in Houston, TX, and 500 TownPark, a 134,000 square foot office property located in Lake Mary, FL; the re-development property that was placed in service is 3100 Clarendon Boulevard, a 261,000 square foot office property located in Arlington, VA. Please refer to page 27 for additional analyses regarding Piedmont's leased percentage.

(4)	Reflects common stock closing price as of the end of the reporting period.
(5)	Total of the per share regular dividends declared over the prior four quarters. The Company declared a special dividend of $0.50 per share in December 2017 which is not included in this calculation.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	C. Brent Smith	Edward H. Guilbert, III
Chief Executive Officer, President	Chief Financial Officer and Executive	Chief Investment Officer and Executive	Senior Vice President, Finance and
and Director	Vice President	Vice President, Northeast Region	Treasurer - Investor Relations Contact

Christopher A. Kollme	Laura P. Moon	Joseph H. Pangburn	Thomas R. Prescott
Executive Vice President,	Chief Accounting Officer and	Executive Vice President,	Executive Vice President,
Finance & Strategy	Senior Vice President	Southwest Region	Midwest Region

Carroll A. Reddic, IV	George Wells	Robert K. Wiberg
Executive Vice President,	Executive Vice President,	Executive Vice President,
Real Estate Operations and Assistant	Southeast Region	Mid-Atlantic Region and
Secretary		Head of Development

Board of Directors

Frank C. McDowell	Dale H. Taysom	Kelly H. Barrett	Wesley E. Cantrell
Director, Chairman of the	Director and Vice Chairman of the	Director, Member of Audit and	Director and Chairman of
Board of Directors and Chairman	Board of Directors	Governance Committees	Governance Committee
of Compensation Committee

Barbara B. Lang	Donald A. Miller, CFA	Raymond G. Milnes, Jr.	Jeffery L. Swope
Director, Member of Compensation and	Chief Executive Officer, President	Director and Chairman of	Director and Chairman of
Governance Committees	and Director	Audit Committee	Capital Committee

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of December 31, 2017

Financial Results (1)

Net income attributable to Piedmont for the quarter ended December 31, 2017 was $(31.4) million, or $(0.21) per share (diluted), compared to $30.2 million, or $0.21 per share (diluted), for the same quarter in 2016. Net income attributable to Piedmont for the twelve months ended December 31, 2017 was $133.6 million, or $0.92 per share (diluted), compared to $99.7 million, or $0.69 per share (diluted) for the same period in 2016. The decrease in net income attributable to Piedmont during the three months ended December 31, 2017 when compared to the same period in 2016 was principally related to an impairment loss recorded during the quarter associated with certain properties in a multiple property disposition that did not close until the beginning of the first quarter of 2018.(2) Gains related to the multiple asset disposition will not be recognized until the first quarter of 2018 when the transactions closed. The increase in net income attributable to Piedmont during the twelve months ended December 31, 2017 when compared to the same period in 2016 was principally due to the net effect of gains and losses related to disposition transactions closed during the one-year periods, as well as increased average economic occupancy in 2017 when compared to 2016.

Funds from operations (FFO) for the quarter ended December 31, 2017 was $60.9 million, or $0.42 per share (diluted), compared to $64.4 million, or $0.44 per share (diluted), for the same quarter in 2016. FFO for the twelve months ended December 31, 2017 was $254.4 million, or $1.75 per share (diluted), compared to $242.5 million, or $1.67 per share (diluted), for the same period in 2016. The decrease in FFO for the three months ended December 31, 2017 when compared to the same period in 2016 was primarily attributable to net disposition activity completed earlier in the current year (principally the sale of Two Independence Square in July 2017). The increase in FFO for the twelve months ended December 31, 2017 when compared to the same period in 2016 was primarily due to an increase in average economic occupancy largely attributable to the commencement of a portion of the 4.1 million square feet of leases executed since the beginning of 2016.

Core funds from operations (Core FFO) for the quarter ended December 31, 2017 was $60.9 million, or $0.42 per share (diluted), compared to $64.4 million, or $0.44 per share (diluted), for the same quarter in 2016. Core FFO for the twelve months ended December 31, 2017 was $254.4 million, or $1.75 per share (diluted), compared to $243.4 million, or $1.67 per share (diluted), for the same period in 2016. Core FFO is defined as FFO with incremental adjustments for certain non-recurring items such as net insurance recoveries or losses from casualty events, acquisition-related expenses(3) and other significant non-recurring items. The decrease in Core FFO for the three months ended December 31, 2017 and the increase in Core FFO for the twelve months ended December 31, 2017 when compared to the same periods in 2016 was primarily attributable to the items described above for changes in FFO.

Adjusted funds from operations (AFFO) for the quarter ended December 31, 2017 was $42.9 million, compared to $45.6 million for the same quarter in 2016. AFFO for the twelve months ended December 31, 2017 was $200.3 million, compared to $189.4 million for the same period in 2016. The decrease in AFFO for the three months ended December 31, 2017 and the increase in AFFO for the twelve months ended December 31, 2017 when compared to the same periods in 2016 was primarily due to the items described above for changes in FFO and Core FFO.

Operations and Leasing

On a square footage leased basis, our total in-service office portfolio was 89.7% leased as of December 31, 2017, as compared to 89.2% in the prior quarter and 91.9%(4) at December 31, 2016. The main contributors to the reduction in leased percentage at year end 2017 when compared to year end 2016 were previously disclosed lease expirations, as well as the disposition of the 100% leased, 606,000 square foot Two Independence Square during the year. Please refer to page 27 for additional leased percentage information. Subsequent to quarter end, the Company completed a fourteen property disposition; the December 31, 2017 pro forma leased percentage after removing the properties included in the disposition transactions was 91.8%. For additional information on the fourteen property disposition and a presentation of key metrics at December 31, 2017 for Piedmont before and after the transactions, please see page 47.

The weighted average remaining lease term of our portfolio was 6.5 years(5) as of December 31, 2017 as compared to 6.9 years at December 31, 2016.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 39 for definitions of these non-GAAP financial measures, and pages 15 and 41 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Accounting standards require that any anticipated loss from an asset sale be recorded as an impairment charge when the likelihood of a sale becomes probable. Conversely, any gain on the sale of an asset is recorded when the sale transaction closes. Therefore, Piedmont recorded impairment losses associated with the multiple asset disposition during the fourth quarter of 2017; however, it also anticipates recording gains related to the same multiple asset disposition during the first quarter of 2018.

(3)
Piedmont early adopted the revised FASB standard on the accounting treatment of Business Combinations, which results in certain real asset transactions falling outside the scope of the standard. The result is that, in many cases, acquisition costs will be capitalized, and, therefore, will not be included in net income. In such cases, there will be no add-back of acquisition expenses to Core FFO. This revised standard is applied to transactions occurring after October 1, 2016.

(4)	Restated to include two development properties and one redevelopment property that were placed in service on January 1, 2017.
(5)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of December 31, 2017) is weighted based on Annualized Lease Revenue, as defined on page 39.

During the three months ended December 31, 2017, the Company completed 866,790 square feet of total leasing. Of the total leasing activity during the quarter, we signed new tenant leases for 323,348 square feet and renewal leases for 543,442 square feet. During the twelve months ended December 31, 2017, we completed 2,069,770 square feet of leasing for our consolidated office properties, consisting of 870,969 square feet of new tenant leases and 1,198,801 square feet of renewal leases. The average committed tenant improvement cost per square foot per year of lease term for new tenant leases signed at our consolidated office properties during the twelve months ended December 31, 2017 was $4.73 and the same measure for renewal leases was $1.84, resulting in a weighted average of $3.55 for all leasing activity completed during the period (see page 33).

During the three months ended December 31, 2017, we executed eleven leases greater than 10,000 square feet with lengths of term of more than one year at our consolidated office properties. Information on those leases is set forth below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Raytheon Company	225 & 235 Presidential Way	Woburn, MA	440,130	2024	Renewal
Gartner, Inc.	6011 Connection Drive	Irving, TX	152,086	2034	New
US Bancorp	US Bancorp Center	Minneapolis, MN	51,280	2024	Expansion
President and Fellows of Harvard College	One Brattle Square	Cambridge, MA	20,509	2030	Renewal / Expansion
Consilium Staffing, LLC	161 Corporate Center	Irving, TX	19,293	2021	Renewal / Expansion
AmeriCredit Financial Services, Inc.	400 TownPark	Lake Mary, FL	15,367	2025	New
Axios Media, Inc.	3100 Clarendon Boulevard	Arlington, VA	15,301	2029	New
Amazon Corporate, LLC	4250 North Fairfax Drive	Arlington, VA	12,988	2024	Expansion
Kinetica DB, Inc.	Arlington Gateway	Arlington, VA	12,766	2025	New
KPMG, LLP	CNL Center II	Orlando, FL	12,590	2030	New
Applied Predictive Technologies, Inc.	4250 North Fairfax Drive	Arlington, VA	10,454	2028	Expansion

At the end of the fourth quarter of 2017, there were two tenants whose leases individually contributed greater than 1% in Annualized Lease Revenue expiring during the eighteen month period following December 31, 2017. Information regarding the leasing status of the spaces associated with these tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration	Current Leasing Status
Gallagher	Two Pierce Place	Itasca, IL	286,892	1.6%	Q1 2018
Of the 306,890 square feet currently leased to Gallagher, approximately 20,000 square feet have been leased to CivilTech Engineering under its lease executed in 2016. The remaining available space is actively being marketed for lease; a $10 million redevelopment of the property commenced in early 2018.

State of New York	60 Broad Street	New York, NY	480,708	4.6%	Q1 2019	The Company is in preliminary discussions with the tenant regarding a potential renewal of the lease.

During the fourth quarter of 2017, Piedmont successfully resolved the majority of two impending lease expirations for leases that, as of the end of the third quarter of 2017, individually contributed greater than 1% in Annualized Lease Revenue and were set to expire during the eighteen month period following December 31, 2017. Updated information for the affected spaces is presented below.

Current Tenant	Property	Property Location	Net Square Footage Expiring Over Next 18 Months	Net Percentage of Current Quarter Annualized Lease Revenue Expiring Next 18 Mos. (%)	Expiration	Current Leasing Status
Goldman Sachs	6011 & 6031 Connection Drive	Irving, TX	55,124	0.2%	Q1 2018
During the fourth quarter, Gartner, Inc. signed a 152,000 square foot, full-building lease at 6011 Connection Drive, which is currently occupied by Goldman Sachs. The new lease is anticipated to commence in stages beginning in the third quarter of 2018 and expire in 2034. The remaining 55,000 square feet of available space is actively being marketed for lease.

Raytheon Company	225 & 235 Presidential Way	Woburn, MA	—	—%	Q2 2024
During the fourth quarter, Raytheon executed a five-year lease extension for the entirety of the 440,000 square feet that it occupies. The new lease extended the expiration date from Q2 2019 to Q2 2024.

Future Lease Commencements and Abatements

As of December 31, 2017, our overall leased percentage was 89.7% and our economic leased percentage was 82.1%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1)
leases which have been contractually entered into for currently vacant spaces but have not yet commenced (amounting to 393,279 square feet of leases as of December 31, 2017, or 2.2% of the office portfolio); and

2)
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1,184,020 square feet of leases as of December 31, 2017, or a 5.4% impact to leased percentage on an economic basis).

We expect this gap to narrow further subsequent to quarter end, incorporating the elements of the fourteen property disposition and the burn off of several large abatements after December 31, 2017. While the gap between reported leased percentage and economic leased percentage did not narrow as quickly as originally anticipated due to higher volumes of leasing activity, the gap has narrowed from a high of almost 13% to the 5% to 7% range and is expected to generally remain around this lower range in the future. This gap, however, is anticipated to fluctuate over time as (1) new leases are signed for vacant spaces, (2) abatements associated with existing or newly executed leases commence and expire (see page 8 for more detail on existing large leases with abatements), and/or (3) properties are bought and sold.

Piedmont has leases with many large corporate office space users. The average size of lease in the Company's portfolio is approximately 21,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule (1) of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
United States of America (Social Security Administration Commissioner)	One Independence Square	Washington, DC	52,720	Vacant	Q2 2018	New
US Bancorp	US Bancorp Center	Minneapolis, MN	51,280	Vacant	Q2 2018	Expansion
International Food Policy Research Institute (2)	1201 Eye Street	Washington, DC	56,461	Vacant	Q2 2018	New
Gartner, Inc.	6011 Connection Drive	Irving, TX	152,086	Not Vacant	Q3 2018 (71,439 SF)(3) Q3 2019 (26,695 SF) Q3 2020 (53,952 SF)	New
salesforce.com (formerly Demandware, Inc.)	5 Wall Street	Burlington, MA	127,408	Not Vacant	Q4 2019 (75,495 SF) Q3 2021 (51,913 SF)	New
Children's Hospital Los Angeles	800 North Brand Boulevard	Glendale, CA	50,285	Not Vacant	Q2 2021	New

(1)
The schedule is not specifically intended to provide details about the current population of executed but not commenced leases; it does, however, provide details for all uncommenced leases that are greater than 50,000 square feet in size and not renewals, whether or not the spaces for which the leases were signed are vacant.

(2)
The first phase of the lease, which consists of 45,476 square feet of previously vacant space, commenced in the second quarter of 2017. The second phase, consisting of 56,461 square feet, will commence in the second quarter of 2018.

(3)
While the commencement of the Gartner lease will be phased, only the first phase of 71,439 square feet will receive ten months of rental abatements. The other two phases will not receive rental abatements.

Many recently negotiated leases provide for rental abatement concessions to tenants. Rental abatements typically occur at the beginning of a new lease's term. The Company's current cash net operating income and AFFO are being negatively impacted, therefore, by the large number of recently commenced new leases with abatements. Presented below are two schedules related to abatements. The first is a schedule of leases with abatements of 50,000 square feet or greater that expired during the fourth quarter of 2017, and the second is a schedule of leases with abatements of 50,000 square feet or greater that are either currently under abatement or will be so within the next twelve months.

Abatements Expired During Quarter

Tenant	Property	Property Location	Abated Square Feet	Abatement Schedule	Lease Expiration
FCA US, LLC	1075 West Entrance Drive	Auburn Hills, MI	210,000	September through December 2017	Q3 2024
SunTrust Bank	SunTrust Center	Orlando, FL	120,000	October through December 2017	Q3 2019
Norris, McLaughlin & Marcus	400 Bridgewater Crossing	Bridgewater, NJ	78,088	October through December 2017	Q4 2029
Neovia Logistics, LP	Las Colinas Corporate Center II	Irving, TX	54,682	December 2017	Q2 2024

Current / Future Abatements

Tenant	Property	Property Location	Abated Square Feet	Remaining Abatement Schedule	Lease Expiration
Applied Predictive Technologies, Inc.	4250 North Fairfax Drive	Arlington, VA	87,786	June 2017 through February 2018 (on 87,786 square feet); March through May 2018 (on 102,324 square feet)	Q2 2028
RaceTrac Petroleum, Inc.	Galleria 200	Atlanta, GA	133,707	July 2017 through May 2018	Q3 2032
Mitsubishi Hitachi Power Systems	400 TownPark	Lake Mary, FL	75,321	February and March 2018	Q1 2026
US Bancorp	US Bancorp Center	Minneapolis, MN	51,280	April through June 2018	Q2 2024
International Food Policy Research Institute	1201 Eye Street	Washington, DC	101,937	May 2018 through April 2019	Q2 2029
United States of America (Social Security Administration Commissioner)	One Independence Square	Washington, DC	52,720	June 2018 through May 2019	Q2 2028
Gartner, Inc.	6011 Connection Drive	Irving, TX	71,439	September 2018 through June 2019	Q2 2034
Norris, McLaughlin & Marcus	400 Bridgewater Crossing	Bridgewater, NJ	61,642	October through December 2018; November and December 2019	Q4 2029

Financing and Capital Activity

Among Piedmont's stated objectives for 2017 is to be a net seller of assets by harvesting capital through the disposition of non-core assets and assets in which the Company believes values have been maximized, and to use the sale proceeds to:

•
invest in real estate assets with higher overall return prospects in selected markets in which we have, or plan to have, a significant operating presence with a competitive advantage and that otherwise meet our strategic criteria;

•	reduce leverage levels by repaying outstanding debt; and/or

•	repurchase Company stock when market conditions allow.
Information on the Company's recent accomplishments in furtherance of its strategic objectives is presented below.

Dispositions
On November 10, 2017, Piedmont entered into two binding contracts to sell a 2.6 million square foot, 76% leased, fourteen-asset portfolio comprised of non-strategic assets, as well as assets in which the Company believed value had been fully realized, for a sales price of $425.9 million (subject to an additional $4.5 million in contingent proceeds), or $166 per square foot. The transactions were closed subsequent to quarter end, on January 4, 2018. The sale of this portfolio of assets allowed the Company to complete its exit from the Phoenix, Detroit, Nashville and South Florida office markets, as well as reduce its suburban holdings in the Chicago, Washington, DC, Boston and Atlanta markets. In addition, the proceeds significantly contributed to the Company's ability to:

•	Enhance its balance sheet through the repayment of $470 million of outstanding bank term debt that was scheduled to mature in 2018 and 2019 (the Company has no additional debt maturities until 2020);

•	Acquire a high-quality, value-add asset within one of our core markets at a significant discount to replacement cost; and

•	Repurchase stock at what the Company estimates to be a substantial discount to net asset value.
The assets included in the two disposition transactions were:

Property	City	State	Rentable Square Footage
Desert Canyon 300	Phoenix	AZ	148
5601 Hiatus Road	Tamarac	FL	100
2001 NW 64th Street	Ft. Lauderdale	FL	48
Auburn Hills Corporate Center	Auburn Hills	MI	120
1075 West Entrance Drive	Auburn Hills	MI	210
2120 West End Avenue	Nashville	TN	312
5301 Maryland Way	Brentwood	TN	201
Piedmont Pointe I	Bethesda	MD	189
Piedmont Pointe II	Bethesda	MD	238
Windy Point I	Schaumburg	IL	187
Windy Point II	Schaumburg	IL	301
2300 Cabot Drive	Lisle	IL	153
1200 Crown Colony Drive	Quincy	MA	235
Suwanee Gateway One	Suwanee	GA	143
Total			2,585

Please refer to page 47 for a presentation of key metrics at December 31, 2017 for Piedmont, with and without the sales of the fourteen assets and the related use of proceeds.

Acquisitions
On December 28, 2017, Piedmont completed the purchase of Norman Pointe I, a 214,000 square foot, 70% leased, seven-story, Class A, value-add office building with an attached parking structure, located in Bloomington, MN, for $35.2 million, or $164 per square foot. The building is currently leased to an investment grade tenant with substantial lease term remaining. The property is situated within a master-planned development at the southwest corner of the Interstate 494 and Highway 100 interchange, one of the most heavily traveled junctions in the Twin Cities market, offering superior visibility and accessibility to the Minneapolis metropolitan area. This asset is a strong strategic fit for the Company in terms of physical quality, location within one of its strategic submarkets, and proximity to other Piedmont-owned assets, which will allow the Company to realize additional marketing and operating synergies. The acquisition was completed at an estimated discount to replacement cost of over 50%. Refer to the investment rationale presentation available in the Investor Relations section of the Company's website for more detailed information.

For additional information on acquisitions and dispositions completed over the previous eighteen months, please refer to page 37.

Development
The Company had no developments or re-developments underway as of December 31, 2017. Subsequent to year end, the Company commenced a $10 million redevelopment at Two Pierce Place in Itasca, IL. Additional detail on the Company's developable land parcels, all of which are located adjacent to existing Piedmont properties, can be found on page 38.

Finance
Subsequent to quarter end, the Company completed a fourteen property disposition; the December 31, 2017 pro forma ratio of debt to total gross assets after applying proceeds from the transactions to debt reduction was approximately 30% and that for average net debt to Core EBITDA was under 5.0 x. As of December 31, 2017, our ratio of debt to total gross assets was 34.3% and our average net debt to Core EBITDA ratio was 5.6 x. For additional information on the fourteen property disposition and a presentation of key metrics at December 31, 2017 for Piedmont before and after the transactions, please see page 47.
Stock Repurchase Program
During the fourth quarter of 2017, the Company repurchased approximately 2.9 million shares of common stock under its share repurchase program at an average price of $19.68 per share, or approximately $57.8 million (before the consideration of transaction costs and the impact on the special dividend)(1). During the calendar year of 2017, Piedmont repurchased approximately 3.1 million shares at an average price of $19.70 per share, or $61.7 million in aggregate (before the consideration of transaction costs and the impact on the special dividend)(1). Since the stock repurchase program began in December 2011, the Company has repurchased approximately 31.5 million shares at an average price of $17.42 per share,

(1)
In July 2017, the Company sold Two Independence Square in Washington, DC with a large tax-basis gain which was the primary driver for a $0.50 per share special dividend. The Company was able to forgo the payment of the special dividend on the shares it repurchased subsequent to the large asset sale in July 2017 and up to the time at which its stock began trading ex-dividend for the special dividend. If the special dividend that would have otherwise been payable on the shares repurchased were to be deducted from the amount paid for the repurchases during the applicable period, the weighted average stock repurchase price per share during the fourth quarter and calendar year of 2017 would have been $19.22 and $19.26, respectively.

or approximately $548.1 million in aggregate (before the consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $188.2 million under the stock repurchase plan. Repurchases of stock under the program will be made at the Company's discretion and will depend on market conditions, other investment opportunities and other factors that the Company deems relevant.

Dividend
On October 31, 2017, the Board of Directors of Piedmont declared a dividend for the fourth quarter of 2017 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on November 24, 2017. The dividend was paid on January 4, 2018. The Company's dividend payout percentage (for regular dividends declared) for the twelve months ended December 31, 2017 was 48% of Core FFO and 61% of AFFO (excludes the special dividend declared on December 13, 2017; see directly below).

On December 13, 2017, the Board of Directors of Piedmont declared a special dividend in the amount of $0.50 per common share outstanding to stockholders of record as of the close of business on December 26, 2017. The dividend was paid on January 9, 2018. The reason for the special dividend was the required distribution of net taxable gains realized on sales occurring during 2017 in order to maintain tax status as a REIT.

Subsequent Events

On January 4, 2018, Piedmont repaid its $300 million term loan with a maturity date of January 31, 2019, and its $170 million term loan with a maturity date of May 15, 2018. The loans were repaid using proceeds from the sales of fourteen properties completed on January 4, 2018, along with funds from the Company's $500 million revolving line of credit. There were no prepayment costs associated with the repayments and the Company received approximately $800,000 in net cash proceeds from the termination of several related interest rate swap agreements. As a result of the repayment of the term loans, the Company has no debt maturities until 2020. The December 31, 2017 pro forma ratio of debt to total gross assets after applying proceeds from the disposition transactions to debt reduction was approximately 30% and that for average net debt to Core EBITDA was under 5.0 x. For additional information on the fourteen property disposition and a presentation of key metrics at December 31, 2017 for Piedmont before and after the transactions, please see page 47.

On February 7, 2018, the Board of Directors of Piedmont declared a dividend for the first quarter of 2018 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on February 23, 2018. The dividend is expected to be paid on March 16, 2018.

Guidance for 2018

The following financial guidance for calendar year 2018 is based upon management's expectations at this time.

	Low		High

Net Income	$93 million	to	$98 million
Add:
Depreciation	112 million	to	116 million
Amortization	60 million	to	64 million
Less:
Gain on Sale of Real Estate Assets	(39) million	to	(42) million
NAREIT Funds from Operations applicable to Common Stock	$226 million		$236 million
NAREIT Funds from Operations per diluted share	$1.64	to	$1.71

Less:
Loss on Early Extinguishment of Debt / Termination of Interest Rate Swaps	$1 million	to	$1 million
Core Funds From Operations	$227 million	to	$237 million
Core Funds from Operations per diluted share	$1.64	to	$1.72

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, abatement periods, repairs and maintenance, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expenses, and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Assets:
Real estate, at cost:
Land assets	$544,794	$540,436	$540,436	$542,640	$542,640
Buildings and improvements	3,203,229	3,178,184	3,168,725	3,178,655	3,142,482
Buildings and improvements, accumulated depreciation	(785,206)	(758,800)	(733,568)	(722,397)	(700,304)
Intangible lease asset	176,950	171,965	179,540	205,061	208,847
Intangible lease asset, accumulated amortization	(99,145)	(93,265)	(94,551)	(113,129)	(109,152)
Construction in progress	11,710	7,560	14,671	18,664	34,460
Real estate assets held for sale, gross	501,526	546,979	860,302	858,320	856,988
Real estate assets held for sale, accumulated depreciation & amortization	(169,116)	(167,305)	(252,583)	(248,651)	(244,269)
Total real estate assets	3,384,742	3,425,754	3,682,972	3,719,163	3,731,692
Investments in and amounts due from unconsolidated joint ventures	10	49	7,762	7,654	7,360
Cash and cash equivalents	7,382	36,108	9,596	6,808	6,992
Tenant receivables, net of allowance for doubtful accounts	12,139	12,802	24,269	25,194	26,494
Straight line rent receivable	163,160	157,289	152,084	144,513	136,862
Escrow deposits and restricted cash	1,373	1,260	1,290	1,253	1,212
Prepaid expenses and other assets	22,517	27,893	29,866	21,214	23,281
Goodwill	98,918	98,918	98,918	98,918	98,918
Interest rate swap	688	34	—	—	—
Deferred lease costs, less accumulated amortization	261,907	253,608	257,677	268,328	276,725
Other assets held for sale	47,131	46,935	55,878	57,695	58,632
Total assets	$3,999,967	$4,060,650	$4,320,312	$4,350,740	$4,368,168
Liabilities:
Unsecured debt, net of discount	$1,535,311	$1,511,663	$1,720,986	$1,733,343	$1,687,731
Secured debt	191,616	191,923	332,196	332,471	332,744
Accounts payable, accrued expenses, and accrued capital expenditures	216,653	108,120	111,011	116,077	165,410
Deferred income	29,582	29,970	27,416	30,683	28,406
Intangible lease liabilities, less accumulated amortization	38,458	40,662	42,905	45,148	47,537
Interest rate swaps	1,478	3,915	5,061	5,475	8,169
Other liabilities held for sale	380	402	423	446	468
Total liabilities	$2,013,478	$1,886,655	$2,239,998	$2,263,643	$2,270,465
Stockholders' equity:
Common stock	1,424	1,453	1,455	1,453	1,452
Additional paid in capital	3,677,360	3,676,706	3,675,562	3,675,575	3,673,128
Cumulative distributions in excess of earnings	(1,702,281)	(1,511,428)	(1,603,119)	(1,596,276)	(1,580,863)
Other comprehensive loss	8,164	5,400	4,547	4,466	2,104
Piedmont stockholders' equity	1,984,667	2,172,131	2,078,445	2,085,218	2,095,821
Non-controlling interest	1,822	1,864	1,869	1,879	1,882
Total stockholders' equity	1,986,489	2,173,995	2,080,314	2,087,097	2,097,703
Total liabilities, redeemable common stock and stockholders' equity	$3,999,967	$4,060,650	$4,320,312	$4,350,740	$4,368,168
Common stock outstanding at end of period	142,359	145,295	145,490	145,320	145,235

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Revenues:
Rental income	$114,729	$113,350	$124,248	$123,450	$119,564
Tenant reimbursements	24,371	23,796	24,044	24,500	23,961
Property management fee revenue	344	441	387	513	386
	139,444	137,587	148,679	148,463	143,911
Expenses:
Property operating costs	55,377	54,090	55,779	55,384	57,496
Depreciation	28,461	30,000	30,059	30,768	32,785
Amortization	17,515	18,123	19,314	20,415	21,271
Impairment loss on real estate assets (1)	46,461	—	—	—	—
General and administrative	7,880	6,618	8,036	8,596	5,726
	155,694	108,831	113,188	115,163	117,278
Real estate operating income	(16,250)	28,756	35,491	33,300	26,633
Other income / (expense):
Interest expense	(15,463)	(16,183)	(18,421)	(18,057)	(16,566)
Other income / (expense)	429	290	38	(100)	454
Equity in income / (loss) of unconsolidated joint ventures	(27)	3,754	107	11	8
	(15,061)	(12,139)	(18,276)	(18,146)	(16,104)
Income from continuing operations	(31,311)	16,617	17,215	15,154	10,529
Discontinued operations:
Operating income, excluding impairment loss	—	—	—	—	—
Gain / (loss) on sale of properties	—	—	—	—	—
Income / (loss) from discontinued operations	—	—	—	—	—
Gain / (loss) on sale of real estate (2)	(77)	109,512	6,492	(53)	19,652
Net income	(31,388)	126,129	23,707	15,101	30,181
Less: Net income attributable to noncontrolling interest	5	4	3	3	8
Net income attributable to Piedmont	$(31,383)	$126,133	$23,710	$15,104	$30,189
Weighted average common shares outstanding - diluted	144,503	145,719	145,813	145,833	145,764
Net income per share available to common stockholders - diluted	$(0.21)	$0.87	$0.16	$0.10	$0.21
Common stock outstanding at end of period	142,359	145,295	145,490	145,320	145,235

(1)
The impairment loss on real estate assets recorded in the fourth quarter of 2017 was related to certain properties within the multiple asset disposition that closed at the beginning of 2018. Accounting standards require that any anticipated loss from an asset sale be recorded as an impairment charge when the likelihood of a sale becomes probable. Conversely, any gain on the sale of an asset is not recorded until the sale transaction closes. Therefore, Piedmont recorded an impairment loss associated with the multiple asset sale during the fourth quarter of 2017; however, it also anticipates recording a gain related to the same multiple asset sale during the first quarter of 2018.

(2)
The gain on sale of real estate reflected in the third quarter of 2017 was related to the sale of Two Independence Square in Washington, DC, on which the Company recorded a $109.5 million gain. The gain on sale of real estate reflected in the second quarter of 2017 was related to the sale of Sarasota Commerce Center II in Sarasota, FL, on which the Company recorded a $6.5 million gain. The gain in the fourth quarter of 2016 was primarily related to the sale of Braker Pointe III in Austin, TX, on which the Company recorded an $18.6 million gain.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Twelve Months Ended
	12/31/2017	12/31/2016	Change ($)	Change (%)	12/31/2017	12/31/2016	Change ($)	Change (%)
Revenues:
Rental income	$114,729	$119,564	$(4,835)	(4.0)%	$475,777	$459,890	$15,887	3.5%
Tenant reimbursements	24,371	23,961	410	1.7%	96,711	93,961	2,750	2.9%
Property management fee revenue	344	386	(42)	(10.9)%	1,685	1,864	(179)	(9.6)%
	139,444	143,911	(4,467)	(3.1)%	574,173	555,715	18,458	3.3%
Expenses:
Property operating costs	55,377	57,496	2,119	3.7%	220,630	218,934	(1,696)	(0.8)%
Depreciation	28,461	32,785	4,324	13.2%	119,288	127,733	8,445	6.6%
Amortization	17,515	21,271	3,756	17.7%	75,367	75,119	(248)	(0.3)%
Impairment loss on real estate assets (1)	46,461	—	(46,461)	(100.0)%	46,461	33,901	(12,560)	(37.0)%
General and administrative	7,880	5,726	(2,154)	(37.6)%	31,130	29,244	(1,886)	(6.4)%
	155,694	117,278	(38,416)	(32.8)%	492,876	484,931	(7,945)	(1.6)%
Real estate operating income	(16,250)	26,633	(42,883)	(161.0)%	81,297	70,784	10,513	14.9%
Other income / (expense):
Interest expense	(15,463)	(16,566)	1,103	6.7%	(68,124)	(64,860)	(3,264)	(5.0)%
Other income / (expense)	429	454	(25)	(5.5)%	657	(13)	670	5,153.8%
Net recoveries / (loss) from casualty events	—	—	—		—	34	(34)	(100.0)%
Equity in income / (loss) of unconsolidated joint ventures	(27)	8	(35)	(437.5)%	3,845	362	3,483	962.2%
	(15,061)	(16,104)	1,043	6.5%	(63,622)	(64,477)	855	1.3%
Income from continuing operations	(31,311)	10,529	(41,840)	(397.4)%	17,675	6,307	11,368	180.2%
Discontinued operations:
Operating income, excluding impairment loss	—	—	—		—	—	—
Gain / (loss) on sale of properties	—	—	—		—	—	—
Income / (loss) from discontinued operations	—	—	—		—	—	—
Gain / (loss) on sale of real estate (2)	(77)	19,652	(19,729)	(100.4)%	115,874	93,410	22,464	24.0%
Net income	(31,388)	30,181	(61,569)	(204.0)%	133,549	99,717	33,832	33.9%
Less: Net income attributable to noncontrolling interest	5	8	(3)	(37.5)%	15	15	—	—%
Net income attributable to Piedmont	$(31,383)	$30,189	$(61,572)	(204.0)%	$133,564	$99,732	$33,832	33.9%
Weighted average common shares outstanding - diluted	144,503	145,764			145,380	145,635
Net income per share available to common stockholders - diluted	$(0.21)	$0.21			$0.92	$0.69
Common stock outstanding at end of period	142,359	145,235			142,359	145,235

(1)
The impairment loss on real estate assets for the three months ended December 31, 2017 was related to certain properties within the multiple asset disposition that closed at the beginning of 2018. Accounting standards require that any anticipated loss from an asset sale be recorded as an impairment charge when the likelihood of a sale becomes probable. Conversely, any gain on the sale of an asset is not recorded until the sale transaction closes. Therefore, Piedmont recorded an impairment loss associated with the multiple asset sale during the fourth quarter of 2017; however, it also anticipates recording a gain related to the same multiple asset sale during the first quarter of 2018.

(2)
The gain on sale of real estate for the twelve months ended December 31, 2017 was primarily related to the sale of Two Independence Square in Washington, DC, on which the Company recorded a $109.5 million gain. The gain on sale of real estate for the three months ended December 31, 2016 was primarily related to the sale of Braker Pointe III in Austin, TX, on which the Company recorded an $18.6 million gain. In addition to the gain attributable to the sale of Braker Pointe III, the gain on sale of real estate for the twelve months ended December 31, 2016 was primarily related to the sales in the second quarter of 2016 of 1055 East Colorado Boulevard in Pasadena, CA, on which the Company recorded a $29.5 million gain; Fairway Center II in Brea, CA, on which the Company recorded a $14.4 million gain; and 1901 Main Street in Irvine, CA, on which the Company recorded a $30.0 million gain.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Earnings Before Interest, Taxes, Depreciation, and Amortization for real estate (EBITDAre), Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 39 and reconciliations are provided beginning on page 41.

Subsequent to year end on January 4, 2018, Piedmont sold 14 properties and repaid $470 million of term debt. Refer to pages 47 and 48 for additional information and a presentation of certain pro forma statistical metrics (such as rentable square footage, percent leased, debt to gross assets, and average net debt to Core EBITDA) for the Company at December 31, 2017 after taking into account the elements of the transactions.

	With Pro Forma Adjustments for	Three Months Ended
Selected Operating Data	the Sale of 14 Properties	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016

Percent leased (1)	91.8% (2)	89.7%	89.2%	91.0%	91.5%	91.9%	(3)
Percent leased - economic (1) (4)	84.5% (2)	82.1%	83.4%	84.4%	84.1%	83.8%	(3)
Rental income		$114,729	$113,350	$124,248	$123,450	$119,564
Total revenues		$139,444	$137,587	$148,679	$148,463	$143,911
Total operating expenses		$155,694	$108,831	$113,188	$115,163	$117,278
Core EBITDA		$76,509	$77,242	$85,041	$84,505	$81,202
Core FFO applicable to common stock		$60,896	$60,819	$66,465	$66,198	$64,397
Core FFO per share - diluted		$0.42	$0.42	$0.46	$0.45	$0.44
AFFO applicable to common stock		$42,948	$52,370	$50,870	$54,124	$45,641
Gross regular dividends (5)		$30,276	$30,549	$30,553	$30,517	$30,499
Regular dividends per share		$0.210	$0.210	$0.210	$0.210	$0.210
Gross special dividends (5) (6)		$71,367	$0	$0	$0	$0
Special dividends per share		$0.500	NA	NA	NA	NA
Selected Balance Sheet Data
Total real estate assets		$3,384,742	$3,425,754	$3,682,972	$3,719,163	$3,731,692
Total assets		$3,999,967	$4,060,650	$4,320,312	$4,350,740	$4,368,168
Total liabilities		$2,013,478	$1,886,655	$2,239,998	$2,263,643	$2,270,465
Ratios & Information for Debt Holders
Core EBITDA margin (7)		54.9%	56.1%	57.2%	56.9%	56.4%
Fixed charge coverage ratio (8)	over 5x (2)	4.9 x	4.7 x	4.6 x	4.6 x	4.5 x
Average net debt to Core EBITDA (9)	under 5x's (estimated) (2)	5.6 x	5.6 x	6.0 x	6.1 x	6.4 x
Total gross real estate assets		$4,438,209	$4,445,124	$4,763,674	$4,803,340	$4,785,417
Net debt (10)		$1,724,915	$1,673,535	$2,050,246	$2,066,298	$2,021,378

(1)	Please refer to page 27 for additional leased percentage information.
(2)
On January 4, 2018, Piedmont completed the disposition of 14 properties and used the net sales proceeds to repay debt. Figure represents the impact on this measure on a pro forma basis of the sales of the properties. Please refer to page 47 for additional details regarding the sales of the properties and the impact on various metrics for the Company.

(3)
Percent leased and percent leased - economic as of December 31, 2016 have been restated to include two development properties and one re-development property that were placed into service effective January 1, 2017. The development properties that were placed in service are Enclave Place, a 301,000 square foot office property located in Houston, TX, and 500 TownPark, a 134,000 square foot office property located in Lake Mary, FL; the re-development property that was placed in service is 3100 Clarendon Boulevard, a 261,000 square foot office property located in Arlington, VA.

(4)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements). Due to variations in rental abatement structures whereby some abatements are provided for the first few months of each lease year as opposed to being provided entirely at the beginning of the lease, there will be variability to the economic leased percentage over time as abatements commence and expire. Please see the Future Lease Commencements and Abatements section of Financial Highlights for details on near-term abatements for large leases.

(5)	Dividends are reflected in the quarter in which they were declared.
(6)
On December 13, 2017, the Board of Directors of Piedmont declared a special dividend in the amount of $0.50 per common share outstanding to stockholders of record as of the close of business on December 26, 2017 as a result of taxable gains realized on property sales occurring during 2017.

(7)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(8)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $37,908 for the quarter ended December 31, 2017, $37,259 for the quarter ended September 30, 2017, $35,376 for the quarter ended June 30, 2017, $78,939 for the quarter ended March 31, 2017, and $1,181,074 for the quarter ended December 31, 2016; the Company had principal amortization of $232,796 for the quarter ending December 31, 2017, $229,596 for the quarter ended September 30, 2017, $226,439 for the quarter ended June 30, 2017, $223,326 for the quarter ended March 31, 2017, and $220,256 for the quarter ended December 31, 2016.

(9)
For the purposes of this calculation, we annualize the period's Core EBITDA and use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(10)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash as of the end of the period. The decrease in net debt during the third quarter of 2017 was primarily attributable to the use of the proceeds from the sale of Two Independence Square in Washington, DC, to repay debt.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016

GAAP net income applicable to common stock	$(31,383)	$30,189	$133,564	$99,732
Depreciation (1) (2)	28,242	32,597	118,577	127,129
Amortization (1)	17,499	21,259	75,327	75,139
Impairment loss (1)	46,461	—	46,461	33,901
Loss / (gain) on sale of properties (1)	77	(19,652)	(119,557)	(93,410)
NAREIT funds from operations applicable to common stock	60,896	64,393	254,372	242,491
Adjustments:
Acquisition costs	—	4	6	976
Net (recoveries) / loss from casualty events (1)	—	—	—	(34)
Core funds from operations applicable to common stock	60,896	64,397	254,378	243,433
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	604	667	2,496	2,610
Depreciation of non real estate assets	212	246	809	841
Straight-line effects of lease revenue (1)	(5,553)	(6,429)	(21,492)	(21,544)
Stock-based and other non-cash compensation expense	1,937	284	6,139	5,620
Amortization of lease-related intangibles (1)	(1,685)	(1,385)	(6,575)	(5,065)
Acquisition costs	—	(4)	(6)	(976)
Non-incremental capital expenditures (3)	(13,463)	(12,135)	(35,437)	(35,568)
Adjusted funds from operations applicable to common stock	$42,948	$45,641	$200,312	$189,351

Weighted average common shares outstanding - diluted	144,503	145,764	145,380	145,635

Funds from operations per share (diluted)	$0.42	$0.44	$1.75	$1.67
Core funds from operations per share (diluted)	$0.42	$0.44	$1.75	$1.67

Common stock outstanding at end of period	142,359	145,235	142,359	145,235

(1)	Includes our proportionate share of amounts attributable to consolidated properties and unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 39.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Net income attributable to Piedmont	$(31,383)	$30,189	$133,564	$99,732
Net income attributable to noncontrolling interest	(5)	(8)	(15)	(15)
Interest expense (1)	15,463	16,566	68,124	64,860
Depreciation (1) (2)	28,454	32,844	119,386	127,970
Amortization (1) (2)	17,499	21,259	75,327	75,139
Impairment loss (1)	46,461	—	46,461	33,901
Loss / (gain) on sale of properties (1)	77	(19,652)	(119,557)	(93,410)
EBITDAre	76,566	81,198	323,290	308,177
Acquisition costs	—	4	6	976
Net (recoveries) / loss from casualty events (1)	(57)	—	—	(34)
Core EBITDA	76,509	81,202	323,296	309,119
General & administrative expenses (1)	7,895	5,741	31,186	29,306
Management fee revenue (3)	(149)	(224)	(872)	(1,034)
Other (income) / expense (1) (4)	(156)	(459)	(303)	(458)
Straight-line effects of lease revenue (1)	(5,553)	(6,429)	(21,492)	(21,544)
Amortization of lease-related intangibles (1)	(1,685)	(1,385)	(6,575)	(5,065)
Property net operating income (cash basis)	76,861	78,446	325,240	310,324

Deduct net operating (income) / loss from:
Acquisitions (5)	(5,183)	(4,848)	(18,385)	(7,333)
Dispositions (6)	(29)	(5,527)	(11,431)	(32,550)
Other investments (7)	(891)	(136)	(371)	(497)
Same store net operating income (cash basis)	$70,758	$67,935	$295,053	$269,944
Change period over period	4.2%	N/A	9.3%	N/A

(1)	Includes our proportionate share of amounts attributable to consolidated properties and unconsolidated joint ventures.
(2)
Excludes amounts attributable to noncontrolling interests. Depreciation related to noncontrolling interests for the three months ended December 31, 2017 and 2016 and the twelve months ended December 31, 2017 and 2016 amounted to (in thousands) $7, $7, $30 and $12, respectively. Amortization related to noncontrolling interests for the three months ended December 31, 2017 and 2016 and the twelve months ended December 31, 2017 and 2016 amounted to (in thousands) $16, $20, $64 and $36, respectively.

(3)
Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements. Expenses incurred to earn the revenue for the three months ended December 31, 2017 and 2016 and the twelve months ended December 31, 2017 and 2016 amounted to (in thousands) $196, $162, $813, and $830, respectively.

(4)
Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income. Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. Amounts attributable to property operations for the three months ended December 31, 2017 and 2016 and the twelve months ended December 31, 2017 and 2016 were (in thousands) $216, $0, $359, and $506, respectively.

(5)
Acquisitions consist of CNL Center I and CNL Center II in Orlando, FL, purchased on August 1, 2016; One Wayside Road in Burlington, MA, purchased on August 10, 2016; Galleria 200 in Atlanta, GA, purchased on October 7, 2016; 750 West John Carpenter Freeway in Irving, TX, purchased on November 30, 2016; and Norman Pointe I in Bloomington, MN, purchased on December 28, 2017.

(6)
Dispositions consist of 1055 East Colorado Boulevard in Pasadena, CA, sold on April 21, 2016; Fairway Center II in Brea, CA, sold on April 28, 2016; 1901 Main Street in Irvine, CA, sold on May 2, 2016; 9221 Corporate Boulevard in Rockville, MD, sold on July 27, 2016; 150 West Jefferson in Detroit, MI, sold on July 29, 2016; 9200 and 9211 Corporate Boulevard in Rockville, MD, sold on September 28, 2016; 11695 Johns Creek Parkway in Johns Creek, GA, sold on December 22, 2016; Braker Pointe III in Austin, TX, sold on December 29, 2016; Sarasota Commerce Center II in Sarasota, FL, sold on June 16, 2017; and Two Independence Square in Washington, DC, sold on July 5, 2017.

(7)
Other investments consist of our interests in unconsolidated joint ventures, active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current and/or prior year reporting periods. Additional information on our land holdings can be found on page #SectionPage#. The operating results from 3100 Clarendon Boulevard in Arlington, VA, Enclave Place in Houston, TX, and 500 TownPark in Lake Mary, FL, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Cash Basis)
Contributions from Strategic Operating Markets	Three Months Ended				Twelve Months Ended
	12/31/2017		12/31/2016		12/31/2017		12/31/2016
	$	%	$	%	$	%	$	%
New York (1)	$10,071	14.2	$8,461	12.5	$40,717	13.8	$38,206	14.2
Chicago (2)	9,832	13.9	7,632	11.2	36,035	12.2	29,244	10.8
Boston (3)	7,875	11.1	8,360	12.3	32,907	11.2	31,993	11.8
Washington, D.C. (4)	7,156	10.1	6,999	10.3	32,898	11.1	27,136	10.1
Atlanta (5)	7,810	11.1	7,033	10.3	30,627	10.4	27,028	10.0
Dallas	6,386	9.0	6,838	10.1	27,041	9.2	26,516	9.8
Minneapolis (6)	6,604	9.3	6,225	9.2	26,277	8.9	24,534	9.1
Orlando (7)	2,714	3.9	2,272	3.3	13,574	4.6	12,324	4.6
Other (8)	12,310	17.4	14,115	20.8	54,977	18.6	52,963	19.6
Total	$70,758	100.0	$67,935	100.0	$295,053	100.0	$269,944	100.0

(1)
The increase in metropolitan New York Same Store Net Operating Income for the three months and the twelve months ended December 31, 2017 as compared to the same periods in 2016 was primarily related to increased economic occupancy attributable to recent leasing activity as well as lease restructuring income.

(2)
The increase in Chicago Same Store Net Operating Income for the three months and the twelve months ended December 31, 2017 as compared to the same periods in 2016 was primarily a result of increased economic occupancy at 500 West Monroe Street in Chicago, IL.

(3)
The increase in Boston Same Store Net Operating Income for the twelve months ended December 31, 2017 as compared to the same period in 2016 was related to lease restructuring income, the majority of which was recorded during the first quarter of 2017.

(4)
The increase in Washington, D.C. Same Store Net Operating Income for the twelve months ended December 31, 2017 as compared to the same period in 2016 was primarily a result of increased economic occupancy at One Independence Square and 1225 Eye Street, both located in Washington, D.C., and 4250 North Fairfax Drive in Arlington, VA, offset somewhat by the loss of rental income associated with lease expirations at Arlington Gateway in Arlington, VA, and 1201 Eye Street in Washington, D.C.

(5)
The increase in Atlanta Same Store Net Operating Income for the three months and the twelve months ended December 31, 2017 as compared to the same periods in 2016 was primarily related to increased economic occupancy at Galleria 300, Glenridge Highlands One, Glenridge Highlands Two, and The Medici, all located in Atlanta, GA.

(6)
The increase in Minneapolis Same Store Net Operating Income for the twelve months ended December 31, 2017 as compared to the same period in 2016 was primarily a result of increased economic occupancy at US Bancorp Center in Minneapolis, MN.

(7)
The increase in Orlando Same Store Net Operating Income for the twelve months ended December 31, 2017 as compared to the same period in 2016 was primarily attributable to increased economic occupancy as well as increased parking income at SunTrust Center in Orlando, FL.

(8)
The decrease in Other Same Store Net Operating Income for the three months ended December 31, 2017 as compared to the same period in 2016 was primarily attributable to the expiration of a large lease at Desert Canyon 300 in Phoenix, AZ, and a rental abatement associated with the lease renewal of the full-building tenant at 1075 West Entrance Drive in Auburn Hills, MI. The increase in Other Same Store Net Operating Income for the twelve months ended December 31, 2017 as compared to the same period in 2016 was primarily attributable to the expiration of the rental abatement period associated with a lease at 800 North Brand Boulevard in Glendale, CA.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Net income attributable to Piedmont	$(31,383)	$30,189	$133,564	$99,732
Net income attributable to noncontrolling interest	(5)	(8)	(15)	(15)
Interest expense (1)	15,463	16,566	68,124	64,860
Depreciation (1) (2)	28,454	32,844	119,386	127,970
Amortization (1) (2)	17,499	21,259	75,327	75,139
Impairment loss (1)	46,461	—	46,461	33,901
Loss / (gain) on sale of properties (1)	77	(19,652)	(119,557)	(93,410)
EBITDAre	76,566	81,198	323,290	308,177
Acquisition costs	—	4	6	976
Net (recoveries) / loss from casualty events (1)	(57)	—	—	(34)
Core EBITDA	76,509	81,202	323,296	309,119
General & administrative expenses (1)	7,895	5,741	31,186	29,306
Management fee revenue (3)	(149)	(224)	(872)	(1,034)
Other (income) / expense (1) (4)	(156)	(459)	(303)	(458)
Property net operating income (accrual basis)	84,099	86,260	353,307	336,933

Deduct net operating (income) / loss from:
Acquisitions (5)	(7,056)	(6,396)	(29,216)	(9,175)
Dispositions (6)	(29)	(5,719)	(11,491)	(33,761)
Other investments (7)	(1,135)	(438)	(2,987)	(1,311)
Same store net operating income (accrual basis)	$75,879	$73,707	$309,613	$292,686
Change period over period	2.9%	N/A	5.8%	N/A

(1)	Includes our proportionate share of amounts attributable to consolidated properties and unconsolidated joint ventures.
(2)
Excludes amounts attributable to noncontrolling interests. Depreciation related to noncontrolling interests for the three months ended December 31, 2017 and 2016 and the twelve months ended December 31, 2017 and 2016 amounted to (in thousands) $7, $7, $30 and $12, respectively. Amortization related to noncontrolling interests for the three months ended December 31, 2017 and 2016 and the twelve months ended December 31, 2017 and 2016 amounted to (in thousands) $16, $20, $64 and $36, respectively.

(3)
Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements. Expenses incurred to earn the revenue for the three months ended December 31, 2017 and 2016 and the twelve months ended December 31, 2017 and 2016 amounted to (in thousands) $196, $162, $813, and $830, respectively.

(4)
Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income. Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. Amounts attributable to property operations for the three months ended December 31, 2017 and 2016 and the twelve months ended December 31, 2017 and 2016 were (in thousands) $216, $0, $359, and $506, respectively.

(5)
Acquisitions consist of CNL Center I and CNL Center II in Orlando, FL, purchased on August 1, 2016; One Wayside Road in Burlington, MA, purchased on August 10, 2016; Galleria 200 in Atlanta, GA, purchased on October 7, 2016; 750 West John Carpenter Freeway in Irving, TX, purchased on November 30, 2016; and Norman Pointe I in Bloomington, MN, purchased on December 28, 2017.

(6)
Dispositions consist of 1055 East Colorado Boulevard in Pasadena, CA, sold on April 21, 2016; Fairway Center II in Brea, CA, sold on April 28, 2016; 1901 Main Street in Irvine, CA, sold on May 2, 2016; 9221 Corporate Boulevard in Rockville, MD, sold on July 27, 2016; 150 West Jefferson in Detroit, MI, sold on July 29, 2016; 9200 and 9211 Corporate Boulevard in Rockville, MD, sold on September 28, 2016; 11695 Johns Creek Parkway in Johns Creek, GA, sold on December 22, 2016; Braker Pointe III in Austin, TX, sold on December 29, 2016; Sarasota Commerce Center II in Sarasota, FL, sold on June 16, 2017; and Two Independence Square in Washington, DC, sold on July 5, 2017.

(7)
Other investments consist of our interests in unconsolidated joint ventures, active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current and/or prior year reporting periods. Additional information on our land holdings can be found on page 38. The operating results from 3100 Clarendon Boulevard in Arlington, VA, Enclave Place in Houston, TX, and 500 TownPark in Lake Mary, FL, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Accrual Basis)
Contributions from Strategic Operating Markets	Three Months Ended				Twelve Months Ended
	12/31/2017		12/31/2016		12/31/2017		12/31/2016
	$	%	$	%	$	%	$	%
Washington, D.C. (1)	$8,699	11.5	$10,015	13.6	$39,781	12.9	$37,033	12.7
New York (2)	9,806	12.9	7,826	10.6	39,450	12.7	36,438	12.4
Chicago (3)	9,757	12.9	8,646	11.7	37,592	12.1	32,819	11.2
Boston (4)	9,136	12.0	8,306	11.3	35,221	11.4	32,073	11.0
Atlanta (5)	8,006	10.5	7,815	10.6	32,320	10.4	30,939	10.6
Dallas	6,515	8.6	7,053	9.6	27,518	8.9	27,050	9.2
Minneapolis (6)	6,291	8.3	5,979	8.1	24,905	8.0	23,561	8.0
Orlando	3,713	4.9	3,546	4.8	14,772	4.8	14,312	4.9
Other	13,956	18.4	14,521	19.7	58,054	18.8	58,461	20.0
Total	$75,879	100.0	$73,707	100.0	$309,613	100.0	$292,686	100.0

(1)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months ended December 31, 2017 as compared to the same period in 2016 was primarily attributable to lease expirations at Arlington Gateway in Arlington, VA, and 1201 Eye Street in Washington, D.C. The increase in Washington, D.C. Same Store Net Operating Income for the twelve months ended December 31, 2017 as compared to the same period in 2016 was primarily attributable to increased rental income due the commencement of several new leases at One Independence Square and 1225 Eye Street, both located in Washington, D.C., and 4250 North Fairfax Drive in Arlington, VA.

(2)
The increase in metropolitan New York Same Store Net Operating Income for the three months and the twelve months ended December 31, 2017 as compared to the same periods in 2016 was primarily attributable to increased rental income resulting from recent leasing activity and lease restructuring income at 200 and 400 Bridgewater Crossing in Bridgewater, NJ.

(3)
The increase in Chicago Same Store Net Operating Income for the three months and the twelve months ended December 31, 2017 as compared to the same periods in 2016 was primarily attributable to increased rental income resulting from the commencement of several new leases at 500 West Monroe Street in Chicago, IL.

(4)
The increase in Boston Same Store Net Operating Income for the twelve months ended December 31, 2017 as compared to the same period in 2016 was attributable to lease restructuring income, the majority of which was recorded in the first quarter of 2017, and recent leasing activity.

(5)
The increase in Atlanta Same Store Net Operating Income for the twelve months ended December 31, 2017 as compared to the same period in 2016 was primarily attributable to increased rental income due to the commencement of new leases at Galleria 300 and Glenridge Highlands One, both located in Atlanta, GA.

(6)
The increase in Minneapolis Same Store Net Operating Income for the twelve months ended December 31, 2017 as compared to the same period in 2016 was primarily attributable to increased rental income resulting from the commencement of several new leases at US Bancorp Center in Minneapolis, MN.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

Subsequent to year end on January 4, 2018, Piedmont sold 14 properties and repaid $470 million of term debt. Refer to pages 47 and 48 for additional information and a presentation of certain pro forma statistical metrics (such as rentable square footage, percent leased, debt to gross assets, and average net debt to Core EBITDA) for the Company at December 31, 2017 after taking into account the elements of the transactions.

	With Pro Forma Adjustments for	As of	As of
	the Sale of 14 Properties	December 31, 2017	December 31, 2016

Market Capitalization
Common stock price (1)		$19.61	$20.91
Total shares outstanding		142,359	145,235
Equity market capitalization (1)		$2,791,659	$3,036,870
Total debt - principal amount outstanding (excludes premiums, discounts, and deferred financing costs)	$1,318,670 (2)	$1,733,670	$2,029,582
Total market capitalization (1)		$4,525,329	$5,066,452
Total debt / Total market capitalization (1)	approximately 32% (2)	38.3%	40.1%
Ratios & Information for Debt Holders
Total gross real estate assets (3)		$4,438,209	$4,785,417
Total debt / Total gross real estate assets (3)		39.1%	42.4%
Total debt / Total gross assets (4)	approximately 30% (2)	34.3%	37.4%
Average net debt to Core EBITDA (5)	under 5x's (estimated) (2)	5.6 x	6.4 x

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)
On January 4, 2018, Piedmont completed the disposition of 14 properties and used the net sales proceeds to repay debt. Figure represents the impact on this measure on a pro forma basis of the sales of the properties. Please refer to page 47 for additional details regarding the sales of the properties and the impact on various metrics for the Company.

(3)	Gross real estate assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
(4)	Gross assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
(5)
For the purposes of this calculation, we annualize the Core EBITDA for the quarter and use the average daily balance of debt outstanding during the quarter, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the quarter.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of December 31, 2017
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Floating Rate	$193,000	(3)	2.54%	7.4 months

Fixed Rate	1,540,670		3.59%	47.9 months

Total	$1,733,670		3.48%	43.4 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Unsecured	$1,543,000	3.43%	42.3 months

Secured	190,670	3.81%	52.5 months

Total	$1,733,670	3.48%	43.4 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate (2)		Percentage of Total

2018	$—	$170,000	(4)	2.54%		9.8%
2019	—	300,000	(4)	2.78%		17.3%
2020	—	323,000	(5)	3.29%		18.6%
2021	30,670	—		5.55%	(6)	1.8%
2022	160,000	—		3.48%		9.2%
2023 +	—	750,000		3.96%		43.3%

Total	$190,670	$1,543,000		3.48%		100.0%

(1)	All of Piedmont's outstanding debt as of December 31, 2017, was interest-only debt with the exception of the $30.7 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	Weighted average stated interest rate is calculated based upon the principal amounts outstanding.
(3)
Amount represents the $23 million outstanding balance as of December 31, 2017 on the $500 million unsecured revolving credit facility and the $170 million unsecured term loan. Two other loans, the $300 million unsecured term loan that closed in 2011 and the $300 million unsecured term loan that closed in 2013, have stated variable rates. However, Piedmont entered into $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2011 unsecured term loan at 3.35% through its maturity date of January 15, 2020, assuming no credit rating change for the Company, and $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2013 unsecured term loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. The 2011 unsecured term loan and the 2013 unsecured term loan, therefore, are reflected as fixed rate debt.

(4)
On January 4, 2018, Piedmont repaid the $300 million unsecured term loan that closed in 2013 and the $170 million unsecured term loan with no prepayment penalties. The debt repayments were made with the proceeds from the sales of 14 properties along with a borrowing under the Company's unsecured revolving line of credit. For additional information, please refer to the Subsequent Events section of Financial Highlights on page 10 and a presentation of certain pro forma statistical metrics for the Company at December 31, 2017 after taking into account the debt repayment on page 47.

(5)
The initial maturity date of the $500 million unsecured revolving credit facility is June 18, 2019; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of June 18, 2020. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of June 2020.

(6)
The $35.0 million fixed-rate loan has a stated interest rate of 5.55%; however, upon acquiring 5 Wall Street and assuming the loan, the Company marked the debt to its estimated fair value as of that time, resulting in an effective interest rate of 3.75%.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility (1)	Property	Stated Rate		Maturity	Principal Amount Outstanding as of December 31, 2017

Secured
$35.0 Million Fixed-Rate Loan (2)	5 Wall Street	5.55%	(3)	9/1/2021	$30,670
$160.0 Million Fixed-Rate Loan	1901 Market Street	3.48%	(4)	7/5/2022	160,000
Subtotal / Weighted Average (5)		3.81%			$190,670

Unsecured
$170.0 Million Unsecured 2015 Term Loan	N/A	2.54%	(6)	5/15/2018	$170,000
$300.0 Million Unsecured 2013 Term Loan	N/A	2.78%	(7)	1/31/2019	300,000
$300.0 Million Unsecured 2011 Term Loan	N/A	3.35%	(8)	1/15/2020	300,000
$500.0 Million Unsecured Line of Credit (9)	N/A	2.57%	(10)	6/18/2020	23,000
$350.0 Million Unsecured Senior Notes	N/A	3.40%	(11)	6/1/2023	350,000
$400.0 Million Unsecured Senior Notes	N/A	4.45%	(12)	3/15/2024	400,000
Subtotal / Weighted Average (5)		3.43%			$1,543,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (5)		3.48%			$1,733,670
GAAP Accounting Adjustments (13)					(6,743)
Total Debt - GAAP Amount Outstanding					$1,726,927

(1)	All of Piedmont’s outstanding debt as of December 31, 2017, was interest-only debt with the exception of the $30.7 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	The loan is amortizing based on a 25-year amortization schedule.
(3)
The loan has a stated interest rate of 5.55%; however, upon acquiring 5 Wall Street and assuming the loan, the Company marked the debt to its estimated fair value as of that time, resulting in an effective interest rate of 3.75%.

(4)	The stated interest rate on the $160 million fixed-rate loan is 3.48%. After the application of interest rate hedges, the effective cost of the financing is approximately 3.58%.
(5)	Weighted average is based on the principal amount outstanding and interest rate at December 31, 2017.
(6)
The $170 million unsecured term loan has a variable interest rate. Piedmont may select from multiple interest rate options under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.125% as of December 31, 2017) over the selected rate based on Piedmont’s current credit rating. On January 4, 2018, Piedmont repaid the loan with no prepayment penalty. The debt repayment was made with the proceeds from the sales of 14 properties along with a borrowing under the Company's unsecured revolving line of credit. For additional information, please refer to the Subsequent Events section of Financial Highlights on page 10 and a presentation of certain pro forma statistical metrics for the Company at December 31, 2017 after taking into account the debt repayment on page 47.

(7)
The $300 million unsecured term loan that closed in 2013 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. On January 4, 2018, Piedmont repaid the loan with no prepayment penalty and terminated the related interest rate swap agreements. The debt repayment was made with the proceeds from the sales of 14 properties along with a borrowing under the Company's unsecured revolving line of credit. For additional information, please refer to the Subsequent Events section of Financial Highlights on page 10 and a presentation of certain pro forma statistical metrics for the Company at December 31, 2017 after taking into account the debt repayment on page 47.

(8)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.35% through its maturity date of January 15, 2020, assuming no credit rating change for the Company.

(9)
All of Piedmont’s outstanding debt as of December 31, 2017, was term debt with the exception of $23 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of June 18, 2019; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to June 18, 2020. The final extended maturity date is presented on this schedule.

(10)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of December 31, 2017. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.00% as of December 31, 2017) over the selected rate based on Piedmont’s current credit rating.

(11)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(12)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(13)
The GAAP accounting adjustments relate to original issue discounts, third-party fees, and lender fees resulting from the procurement processes for our various debt facilities, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, are amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Covenant & Ratio Analysis (for Debt Holders)
As of December 31, 2017
Unaudited

		Three Months Ended
Bank Debt Covenant Compliance (1)	Required	12/31/2017	9/30/2017	06/30/2017	3/31/2017	12/31/2016

Maximum leverage ratio	0.60	0.34	0.34	0.38	0.38	0.39
Minimum fixed charge coverage ratio (2)	1.50	4.29	4.24	4.19	4.19	4.10
Maximum secured indebtedness ratio	0.40	0.04	0.04	0.06	0.06	0.06
Minimum unencumbered leverage ratio	1.60	3.09	3.09	2.79	2.77	2.66
Minimum unencumbered interest coverage ratio (3)	1.75	5.11	5.15	5.01	5.12	5.07

		Three Months Ended
Bond Covenant Compliance (4)	Required	12/31/2017	9/30/2017	06/30/2017	3/31/2017	12/31/2016

Total debt to total assets	60% or less	38.9%	38.1%	43.1%	43.0%	42.2%
Secured debt to total assets	40% or less	4.3%	4.3%	6.9%	6.9%	6.9%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	4.95	4.93	4.97	4.98	4.99
Unencumbered assets to unsecured debt	150% or greater	269%	276%	248%	249%	255%

	Three Months Ended	Twelve Months Ended	Twelve Months Ended
Other Debt Coverage Ratios for Debt Holders	December 31, 2017	December 31, 2017	December 31, 2016

Average net debt to core EBITDA (5)	5.6 x	5.8 x	6.4 x
Fixed charge coverage ratio (6)	4.9 x	4.7 x	4.4 x
Interest coverage ratio (7)	4.9 x	4.7 x	4.5 x

(1)	Bank debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)
Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for detailed information about the calculations.

(5)
For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(6)
Fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended December 31, 2017 and December 31, 2016. The Company had capitalized interest of $37,908 for the three months ended December 31, 2017, $189,482 for the twelve months ended December 31, 2017, and $4,555,407 for the twelve months ended December 31, 2016. The Company had principal amortization of $232,796 for the three months ended December 31, 2017, $912,157 for the twelve months ended December 31, 2017, and $863,022 for the twelve months ended December 31, 2016.

(7)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $37,908 for the three months ended December 31, 2017, $189,482 for the twelve months ended December 31, 2017, and $4,555,407 for the twelve months ended December 31, 2016.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of December 31, 2017
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)		Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
State of New York	AA+ / Aa1	1	2019		$25,755	4.6	481	2.8
US Bancorp	A+ / A1	3	2023 / 2024		24,054	4.3	783	4.6
Independence Blue Cross	No Rating Available	1	2033		18,731	3.3	801	4.7
GE	A / A2	1	2027		16,854	3.0	452	2.6
Nestle	AA- / Aa2	1	2021		12,300	2.2	401	2.3
City of New York	AA / Aa2	1	2020		10,896	1.9	313	1.8
U.S. Government (4)	AA+ / Aaa	4	2018 - 2032	(5)	10,703	1.9	229	1.3
Gallagher	No Rating Available	2	2018		9,737	1.7	315	1.8
Catamaran	A+ / A3	1	2025		8,847	1.6	301	1.8
Nuance Communications	BB- / Ba3	2	2018 / 2030	(6)	8,344	1.5	247	1.4
Caterpillar Financial	A / A3	1	2022		8,309	1.5	312	1.8
Motorola Solutions	BBB- / Baa3	1	2028		8,165	1.5	206	1.2
Harvard University	AAA / Aaa	2	2032 / 2033		7,787	1.4	129	0.8
District of Columbia	AA / Aa1	2	2028		7,148	1.3	146	0.9
Raytheon	A / A3	2	2024		6,442	1.1	440	2.6
Henry M Jackson	No Rating Available	2	2022		6,025	1.1	145	0.9
Schlumberger Technology	AA- / A1	1	2020		5,952	1.1	163	1.0
Goldman Sachs	BBB+ / A3	2	2018		5,920	1.1	207	1.2
First Data Corporation	B+ / B1	1	2027		5,868	1.0	201	1.2
Epsilon Data Management	No Rating Available	1	2026		5,832	1.0	222	1.3
SunTrust Bank	BBB+ / Baa1	3	2019 / 2025	(7)	5,634	1.0	145	0.9
International Food Policy Research Institute	No Rating Available	1	2029		5,581	1.0	102	0.6
CVS Caremark	BBB+ / Baa1	1	2022		5,533	1.0	208	1.2
Other			Various		330,926	58.9	10,142	59.3
Total					$561,343	100.0	17,091	100.0

Tenant Diversification
Percentage of Annualized Leased Revenue (%)
December 31, 2017 as compared to December 31, 2016

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)
Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. The absence of a credit rating for a tenant is no indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.

(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)
The Company sold Two Independence Square in Washington, D.C., during the third quarter of 2017. The building is fully leased to the United States of America and functions as the headquarters of NASA. As a result of the sale of the building, the percentage of Annualized Lease Revenue derived from our various leasing relationships with the U.S. Government decreased from 8.2% as of December 31, 2016 to 1.9% as of December 31, 2017.

(5)
There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2018 to 2032. Of the total population of U.S. Government leases, leases contributing 1.5% to Annualized Lease Revenue expire in 2025 and after.

(6)	Of the total amount of space leased to the tenant, the lease for approximately 46,000 square feet expires in 2018 and the lease for approximately 201,000 square feet expires in 2030.
(7)	Of the total amount of space leased to the tenant, the leases for approximately 129,000 square feet expire in 2019 and the lease for approximately 16,000 square feet expires in 2025.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of December 31, 2017

Tenant Credit Rating (1)

Rating Level	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$23,969	4.3
AA / Aa	80,646	14.4
A / A	108,878	19.4
BBB / Baa	57,335	10.2
BB / Ba	31,800	5.7
B / B	28,656	5.1
Below	2,376	0.4
Not rated (2)	227,683	40.5
Total	$561,343	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	268	32.3	$21,723	3.9	214	1.3
2,501 - 10,000	288	34.8	50,570	9.0	1,512	8.8
10,001 - 20,000	102	12.3	45,508	8.1	1,427	8.4
20,001 - 40,000	76	9.2	73,704	13.1	2,181	12.8
40,001 - 100,000	50	6.0	99,035	17.6	2,913	17.0
Greater than 100,000	45	5.4	270,803	48.3	8,844	51.7
Total	829	100.0	$561,343	100.0	17,091	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" is no indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating. Included in this category are such tenants as Independence Blue Cross, Piper Jaffray, Brother International, and RaceTrac Petroleum.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

Subsequent to year end on January 4, 2018, Piedmont sold 14 properties and repaid $470 million of term debt. Refer to pages 47 and 48 for additional information and a presentation of certain pro forma statistical metrics (such as rentable square footage, percent leased, debt to gross assets, and average net debt to Core EBITDA) for the Company at December 31, 2017 after taking into account the elements of the transactions. The pro forma leased percentage at December 31, 2017 was 91.8%.

	Three Months Ended			Three Months Ended
	December 31, 2017			December 31, 2016
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of September 30, 20xx	16,817	18,847	89.2%	17,221	18,442	93.4%
Leases signed during the period	867			329
Less: lease renewals signed during period	(544)			(163)
New leases signed during period	323			166
Less: new leases signed during period for currently occupied space	(151)			(67)
New leases commencing during period	172			99
Leases expired during period and other	(49)	—		(16)	(7)
Subtotal	16,940	18,847	89.9%	17,304	18,435	93.9%
Acquisitions and properties placed in service during period	151	214		831	1,443		(3)
Dispositions during period	—	—		(139)	(297)
As of December 31, 20xx (2)	17,091	19,061	89.7%	17,996	19,581	91.9%	(3)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2017			December 31, 2016
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx (3)	17,996	19,581	91.9%	17,323	18,934	91.5%
Leases signed during period	2,070			1,956
Less: lease renewals signed during period	(1,199)			(881)
New leases signed during period	871			1,075
Less: new leases signed during period for currently occupied space	(321)			(235)
New leases commencing during period	550			840
Leases expired during period and other	(863)	21		(701)	(5)
Subtotal	17,683	19,602	90.2%	17,462	18,929	92.2%
Acquisitions and properties placed in service during period	151	214		1,624	2,262		(3)
Dispositions during period	(743)	(755)		(1,090)	(1,610)
As of December 31, 20xx (2)	17,091	19,061	89.7%	17,996	19,581	91.9%	(3)

Same Store Analysis
Less acquisitions / dispositions after December 31, 2016 and developments / redevelopments (4) (5)	(151)	(214)	70.6%	(745)	(755)	98.7%
Same Store Leased Percentage (2)	16,940	18,847	89.9%	17,251	18,826	91.6%

(1)
Calculated as square footage associated with commenced leases as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)
Leased Square Footage and Rentable Square Footage as of December 31, 2016 have been restated to include two development properties and one re-development property that were placed into service effective January 1, 2017. The development properties that were placed in service are Enclave Place, a 301,000 square foot office property located in Houston, TX, and 500 TownPark, a 134,000 square foot office property located in Lake Mary, FL; the re-development property that was placed in service is 3100 Clarendon Boulevard, a 261,000 square foot office property located in Arlington, VA.

(4)	For additional information on acquisitions and dispositions completed during the last year and current developments and redevelopments, please refer to pages 37 and 38, respectively.
(5)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments commenced during the previous twelve months are deducted from the previous period data and developments and redevelopments placed in service during the previous twelve months are deducted from the current period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	December 31, 2017
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	611	70.5%	3.2%	20.6%	24.9%	(6)
Leases executed for spaces excluded from analysis (5)	256	29.5%

	Twelve Months Ended
	December 31, 2017
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	1,335	64.5%	7.0%	10.3%	16.5%
Leases executed for spaces excluded from analysis (5)	735	35.5%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms of greater than one year. Leases associated with storage spaces, management offices, newly acquired assets for which there is less than one year of operating history, and unconsolidated joint venture assets are excluded from this analysis.

(2)
For the purposes of this analysis, the last twelve months of cash paying rents of the previous leases are compared to the first twelve months of cash paying rents of the new leases in order to calculate the percentage change.

(3)
For the purposes of this analysis, the accrual basis rents of the previous leases are compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

(6)
The results for the fourth quarter of 2017 were influenced by one large transaction, the 440,000 square foot renewal of Raytheon Company at 225 and 235 Presidential Way in Woburn, MA. If the effects of this transaction were to be removed, the percent change in cash rents would be 4.6% and the percent change in accrual rents would be 19.3%.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of December 31, 2017
(in thousands)

Subsequent to year end on January 4, 2018, Piedmont sold 14 properties and repaid $470 million of term debt. Refer to pages 47 and 48 for additional information and a presentation of certain pro forma statistical metrics (such as rentable square footage, percent leased, debt to gross assets, and average net debt to Core EBITDA) for the Company at December 31, 2017 after taking into account the elements of the transactions.

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,970	10.3
2018 (2)	40,528	7.2	1,316	6.9
2019 (3)	59,994	10.7	1,615	8.5
2020	46,711	8.3	1,536	8.1
2021	30,835	5.5	976	5.1
2022	55,022	9.8	1,723	9.0
2023	35,010	6.2	1,181	6.2
2024	65,570	11.7	2,395	12.6
2025	32,635	5.8	994	5.2
2026	28,100	5.0	874	4.6
2027	49,636	8.9	1,407	7.4
2028	34,993	6.2	879	4.6
2029	21,232	3.8	558	2.9
Thereafter	61,077	10.9	1,637	8.6
Total / Weighted Average	$561,343	100.0	19,061	100.0

Average Lease Term Remaining
12/31/2017	6.5 years
12/31/2016	6.9 years

(1)
Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)	Includes leases with an expiration date of December 31, 2017, comprised of 65,000 square feet and Annualized Lease Revenue of $1.7 million.
(3)
Leases and other revenue-producing agreements on a month-to-month basis, comprised of approximately 14,000 square feet and Annualized Lease Revenue of $0.4 million, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of December 31, 2017
(in thousands)

	Q1 2018 (1)		Q2 2018		Q3 2018		Q4 2018
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	12	$327	23	$623	26	$771	25	$651
Boston	71	2,443	—	—	2	45	81	2,364
Chicago	290	8,812	42	1,386	5	119	30	747
Dallas	109	3,121	16	385	42	789	34	966
Minneapolis	—	1	6	232	9	364	4	129
New York	7	229	28	916	—	—	39	1,234
Orlando	38	1,059	2	73	10	290	52	1,531
Washington, D.C.	13	694	25	1,185	4	113	5	225
Other	52	1,585	12	288	52	1,193	150	5,488
Total / Weighted Average (3)	592	$18,271	154	$5,088	150	$3,684	420	$13,335

(1)	Includes leases with an expiration date of December 31, 2017, comprised of 65,000 square feet and expiring lease revenue of $1.9 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of December 31, 2017
(in thousands)

	12/31/2018 (1)		12/31/2019		12/31/2020		12/31/2021		12/31/2022
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	86	$2,372	450	$12,378	240	$6,135	147	$4,197	373	$10,109
Boston	154	4,852	6	200	156	3,383	78	1,576	91	4,087
Chicago	367	11,065	16	452	104	2,696	21	631	24	732
Dallas	201	5,261	182	5,633	130	3,659	107	3,049	405	11,782
Minneapolis	20	725	143	4,390	107	4,017	91	3,116	58	2,035
New York	74	2,379	489	26,532	503	15,845	92	4,265	79	2,553
Orlando	102	2,953	270	9,211	50	1,216	29	851	112	3,452
Washington, D.C.	47	2,217	59	2,662	79	3,815	95	4,494	260	11,807
Other	265	8,554	—	—	167	6,046	316	9,622	321	8,532
Total / Weighted Average (3)	1,316	$40,378	1,615	$61,458	1,536	$46,812	976	$31,801	1,723	$55,089

(1)	Includes leases with an expiration date of December 31, 2017, comprised of 65,000 square feet and expiring lease revenue of $1.9 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended December 31, 2017
Unaudited (in thousands)

	For the Three Months Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Non-incremental
Building / construction / development	$2,081	$984	$2,883	$1,070	$1,479
Tenant improvements	3,909	2,450	4,619	4,797	4,547
Leasing costs	7,473	1,795	1,571	1,805	6,109
Total non-incremental	13,463	5,229	9,073	7,672	12,135
Incremental
Building / construction / development	4,932	2,365	1,689	6,348	10,098
Tenant improvements	4,317	9,501	12,345	15,784	5,893
Leasing costs	2,412	2,359	3,251	1,473	4,180
Total incremental	11,661	14,225	17,285	23,605	20,171
Total capital expenditures	$25,124	$19,454	$26,358	$31,277	$32,306

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of September 30, 2017		$32,062
New non-incremental tenant improvement commitments related to leases executed during period		14,842
Non-incremental tenant improvement expenditures	(3,909)
Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	(994)
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(4,903)
Total as of December 31, 2017		$42,001

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred, are due over the next five years, and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $22.9 million, or 55% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017	For the Year Ended
			2016	2015		2014		2013
Renewal Leases
Number of leases	14	64	79	74		56		56
Square feet	543,442	1,198,603	880,289	1,334,398		959,424		2,376,177
Tenant improvements per square foot (1)	$6.47	$7.84	$7.36	$16.91		$19.02		$14.24
Leasing commissions per square foot	$5.11	$4.80	$5.76	$8.29		$8.33		$4.66
Total per square foot	$11.58	$12.64	$13.12	$25.20		$27.35		$18.90
Tenant improvements per square foot per year of lease term	$1.51	$1.84	$1.35	$2.90		$2.97		$1.88
Leasing commissions per square foot per year of lease term	$1.19	$1.12	$1.05	$1.42		$1.30		$0.62
Total per square foot per year of lease term	$2.70	$2.96	$2.40	$4.32	(2)	$4.27	(3)	$2.50
New Leases
Number of leases	17	74	93	90		98		87
Square feet	322,448	855,069	1,065,630	1,563,866		1,142,743		1,050,428
Tenant improvements per square foot (1)	$52.81	$41.19	$40.78	$60.41		$34.46		$35.74
Leasing commissions per square foot	$21.33	$15.90	$15.13	$20.23		$15.19		$12.94
Total per square foot	$74.14	$57.09	$55.91	$80.64		$49.65		$48.68
Tenant improvements per square foot per year of lease term	$4.70	$4.73	$5.01	$5.68		$3.78		$4.17
Leasing commissions per square foot per year of lease term	$1.90	$1.83	$1.86	$1.90		$1.66		$1.51
Total per square foot per year of lease term	$6.60	$6.56	$6.87	$7.58	(4)	$5.44		$5.68
Total
Number of leases	31	138	172	164		154		143
Square feet	865,890	2,053,672	1,945,919	2,898,264		2,102,167		3,426,605
Tenant improvements per square foot (1)	$23.73	$21.73	$25.66	$40.38		$27.41		$20.83
Leasing commissions per square foot	$11.15	$9.42	$10.89	$14.73		$12.06		$7.20
Total per square foot	$34.88	$31.15	$36.55	$55.11		$39.47		$28.03
Tenant improvements per square foot per year of lease term	$3.45	$3.55	$3.70	$4.79		$3.48		$2.64
Leasing commissions per square foot per year of lease term	$1.62	$1.54	$1.57	$1.75		$1.53		$0.91
Total per square foot per year of lease term	$5.07	$5.09	$5.27	$6.54	(4)	$5.01	(3)	$3.55
Less Adjustment for Current Period Commitment Expirations (5)
Expired tenant improvements (not paid out) per square foot	-$3.56	-$2.72	-$1.12	-$2.77		-$5.60		-$5.47

Adjusted total per square foot	$31.32	$28.42	$35.43	$52.34		$33.87		$22.56
Adjusted total per square foot per year of lease term	$4.55	$4.65	$5.11	$6.21		$4.30		$2.86

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and license spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(2)
The average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 was higher than our historical performance on this measure primarily as a result of four large lease renewals, two of which were completed in the Washington, D.C. market, that involved higher capital commitments. If the costs associated with those renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 would be $3.33.

(3)
During 2014, we completed one large, 15-year lease renewal and expansion with a significant capital commitment with Jones Lang LaSalle at Aon Center in Chicago, IL. If the costs associated with this lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during 2014 would be $2.12 and $4.47, respectively.

(4)
During 2015, we completed seven new leases in Washington, D.C., and Chicago, IL, comprising 680,035 square feet with above-average capital commitments. If the costs associated with those new leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for new leases and total leases completed during 2015 would be $5.42 and $4.88, respectively.

(5)
The Company has historically reported capital committed in leasing transactions at lease signing with no subsequent updates for variations and/or changes in tenants' uses of tenant improvement allowances. Many times, tenants do not use the full allowance provided in their leases or they let portions of their tenant improvement allowances expire. In an effort to provide additional clarity on the actual cost of completed leasing transactions, tenant improvement allowances that have expired in the current period or can no longer be used by tenants is disclosed in this section and are deducted from the current period's capital commitments per square foot of leased space in an effort to provide a better estimation of leasing transaction costs over time.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of December 31, 2017
($ and square footage in thousands)

Subsequent to year end on January 4, 2018, Piedmont sold 14 properties and repaid $470 million of term debt. Refer to pages 47 and 48 for additional information and a presentation of certain pro forma statistical metrics (such as rentable square footage, percent leased, debt to gross assets, and average net debt to Core EBITDA) for the Company at December 31, 2017 after taking into account the elements of the transactions.

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)		Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Washington, D.C.	9	$80,503	14.3	(1)	2,374	12.5	1,670	70.3
New York	4	68,909	12.3		1,771	9.3	1,748	98.7
Chicago	5	67,634	12.0		2,094	11.0	1,924	91.9
Atlanta	8	61,669	11.0		2,392	12.5	2,239	93.6
Minneapolis	5	56,000	10.0		1,833	9.6	1,720	93.8
Dallas	10	55,589	9.9		2,114	11.1	1,971	93.2
Boston	10	53,139	9.5		1,829	9.6	1,806	98.7
Orlando	5	48,277	8.6		1,573	8.2	1,503	95.5
Other	11	69,623	12.4		3,081	16.2	2,510	81.5
Total / Weighted Average	67	$561,343	100.0		19,061	100.0	17,091	89.7

(1)
The Company sold Two Independence Square in Washington, D.C., during the third quarter of 2017. As a result of the sale of the building, the percentage of Annualized Lease Revenue derived from the Washington, D.C. market decreased from 19.5% as of December 31, 2016 to 14.3% as of December 31, 2017.

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of December 31, 2017
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Washington, D.C.	DC, VA, MD	9	14.3	2,374	12.5	—	—	—	—	9	14.3	2,374	12.5
New York	NY, NJ	1	8.7	1,033	5.4	3	3.6	738	3.9	4	12.3	1,771	9.3
Chicago	IL	1	6.9	967	5.1	4	5.1	1,127	5.9	5	12.0	2,094	11.0
Atlanta	GA	6	10.0	2,111	11.1	2	1.0	281	1.4	8	11.0	2,392	12.5
Minneapolis	MN	1	5.7	934	4.9	4	4.3	899	4.7	5	10.0	1,833	9.6
Dallas	TX	2	2.5	440	2.3	8	7.4	1,674	8.8	10	9.9	2,114	11.1
Boston	MA	2	2.2	174	0.9	8	7.3	1,655	8.7	10	9.5	1,829	9.6
Orlando	FL	3	7.2	1,263	6.6	2	1.4	310	1.6	5	8.6	1,573	8.2
Other		3	7.9	1,640	8.6	8	4.5	1,441	7.6	11	12.4	3,081	16.2
Total / Weighted Average		28	65.4	10,936	57.4	39	34.6	8,125	42.6	67	100.0	19,061	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of December 31, 2017
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Business Services	81	12.3	$62,685	11.2	2,011	11.8
Governmental Entity	4	0.6	47,398	8.4 (1)	956	5.6
Depository Institutions	18	2.7	43,979	7.8	1,440	8.4
Engineering, Accounting, Research, Management & Related Services	80	12.1	38,353	6.8	1,097	6.4
Insurance Carriers	20	3.0	32,112	5.7	1,250	7.3
Insurance Agents, Brokers & Services	20	3.0	29,957	5.3	975	5.7
Nondepository Credit Institutions	16	2.4	29,763	5.3	921	5.4
Security & Commodity Brokers, Dealers, Exchanges & Services	41	6.2	23,098	4.1	715	4.2
Legal Services	50	7.6	22,951	4.1	725	4.2
Communications	44	6.7	22,356	4.0	647	3.8
Electronic & Other Electrical Equipment & Components, Except Computer	12	1.8	19,656	3.5	565	3.3
Real Estate	34	5.1	16,645	3.0	501	2.9
Eating & Drinking Places	43	6.5	14,948	2.7	461	2.7
Holding and Other Investment Offices	29	4.4	12,536	2.2	391	2.3
Food & Kindred Products	2	0.3	12,375	2.2	403	2.4
Other	167	25.3	132,531	23.7	4,033	23.6
Total	661	100.0	$561,343	100.0	17,091	100.0

(1)
The Company sold Two Independence Square in Washington, D.C., during the third quarter of 2017. The building is fully leased to the United States of America and functions as the headquarters of NASA. As a result of the sale of the building, the percentage of Annualized Lease Revenue derived from Governmental Entities decreased from 14.4% as of December 31, 2016 to 8.4% as of December 31, 2017.

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of December 31, 2017
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
CNL Center I and CNL Center II	Orlando, FL	8/1/2016	99	1999 & 2006	$166,745	622	95
One Wayside Road	Burlington, MA	8/10/2016	100	1997	62,900	201	100
Galleria 200	Atlanta, GA	10/7/2016	100	1984	69,604	432	89
750 West John Carpenter Freeway	Irving, TX	11/30/2016	100	1999	49,585	315	78
John Carpenter Freeway Land	Irving, TX	11/30/2016	100	N/A	1,000	N/A	N/A
Norman Pointe I	Bloomington, MN	12/28/2017	100	2000	35,159	214	71
Total / Weighted Average					$384,993	1,784	88

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
9221 Corporate Boulevard	Rockville, MD	7/27/2016	100	1989	$12,650	115	0
150 West Jefferson	Detroit, MI	7/29/2016	100	1989	81,500	490	88
9200 & 9211 Corporate Boulevard	Rockville, MD	9/28/2016	100	1982 & 1989	13,250	225	19
11695 Johns Creek Parkway	Johns Creek, GA	12/22/2016	100	2001	14,000	101	91
Braker Pointe III	Austin, TX	12/29/2016	100	2001	49,250	196	18
Sarasota Commerce Center II	Sarasota, FL	6/16/2017	100	1999	23,500	149	92
Two Independence Square	Washington, DC	7/5/2017	100	1991	359,600	606	100
8560 Upland Drive (1)	Englewood, CO	7/27/2017	72	2001	17,600	149	100
Total / Weighted Average					$571,350	2,031	73

Dispositions Subsequent to Quarter End

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
2300 Cabot Drive	Lisle, IL		100	1998		153	86
Windy Point I	Schaumburg, IL		100	1999		187	50
Windy Point II	Schaumburg, IL		100	2001		301	100
Suwanee Gateway One and Land	Suwanee, GA		100	2008		143	50
1200 Crown Colony Drive	Quincy, MA		100	1990		235	100
Piedmont Pointe I	Bethesda, MD		100	2007		189	68
Piedmont Pointe II	Bethesda, MD		100	2008		238	57
1075 West Entrance Drive	Auburn Hills, MI		100	2001		210	100
Auburn Hills Corporate Center	Auburn Hills, MI		100	2001		120	59
5601 Hiatus Road	Tamarac, FL		100	2001		100	50
2001 NW 64th Street	Ft. Lauderdale, FL		100	2001		48	81
Desert Canyon 300	Phoenix, AZ		100	2001		148	35
5301 Maryland Way	Brentwood, TN		100	1989		201	67
Subtotal - Portfolio of 13 Properties		1/4/2018			$334,985	2,273	73
2120 West End Avenue	Nashville, TN	1/4/2018	100	2000	90,900	312	100
Total / Weighted Average					$425,885	2,585	76

(1)
The sale price and rentable square footage presented for 8560 Upland Drive are gross figures and have not been adjusted for Piedmont's ownership percentage; however, the weighted average percent leased at disposition for dispositions completed over the previous eighteen months includes this property at the Company's pro rata share of ownership.

Piedmont Office Realty Trust, Inc.
Other Investments
As of December 31, 2017
($ and square footage in thousands)

Land Parcels

Property	Location	Adjacent Piedmont Property	Acres	Real Estate Book Value
Gavitello	Atlanta, GA	The Medici	2.0	$2,691
Glenridge Highlands Three	Atlanta, GA	Glenridge Highlands One and Two	3.0	1,938
Suwanee Gateway	Suwanee, GA	Suwanee Gateway One	5.0	1,401
State Highway 161	Irving, TX	Las Colinas Corporate Center I and II, 161 Corporate Center	4.5	3,320
Royal Lane	Irving, TX	6011, 6021 and 6031 Connection Drive	10.6	2,834
John Carpenter Freeway	Irving, TX	750 West John Carpenter Freeway	3.5	1,000
TownPark	Lake Mary, FL	400 and 500 TownPark	18.9	6,192
Total			47.5	$19,376

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 41.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and acquisition-related costs and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with our unconsolidated joint venture properties and development / re-development properties, if any.

Core EBITDA: The Company calculates Core EBITDA as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt, acquisition-related expenses and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization.
EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment losses, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for unconsolidated partnerships and joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
Gross Real Estate Assets: Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to unconsolidated joint venture and land assets. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as those properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store Properties excludes unconsolidated joint venture and land assets.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Barry Oxford	Jed Reagan	Anthony Paolone, CFA
D.A. Davidson & Company	Green Street Advisors	JP Morgan
260 Madison Avenue, 8th Floor	660 Newport Center Drive, Suite 800	383 Madison Avenue
New York, NY 10016	Newport Beach, CA 92660	34th Floor
Phone: (212) 240-9871	Phone: (949) 640-8780	New York, NY 10179
Phone: (212) 622-6682

David Rodgers, CFA	John W. Guinee, III	Michael Lewis, CFA
Robert W. Baird & Co.	Stifel, Nicolaus & Company	SunTrust Robinson Humphrey
200 Public Square	One South Street	711 Fifth Avenue, 14th Floor
Suite 1650	16th Floor	New York, NY 10022
Cleveland, OH 44139	Baltimore, MD 21202	Phone: (212) 319-5659
Phone: (216) 737-7341	Phone: (443) 224-1307

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016

GAAP net income applicable to common stock	$(31,383)	$126,133	$23,710	$15,104	$30,189	$133,564	$99,732
Depreciation (1) (2)	28,242	29,774	29,932	30,629	32,597	118,577	127,129
Amortization (1)	17,499	18,107	19,315	20,406	21,259	75,327	75,139
Impairment loss (1)	46,461	—	—	—	—	46,461	33,901
Loss / (gain) on sale of properties (1)	77	(113,195)	(6,492)	53	(19,652)	(119,557)	(93,410)
NAREIT funds from operations applicable to common stock	60,896	60,819	66,465	66,192	64,393	254,372	242,491
Adjustments:
Acquisition costs	—	—	—	6	4	6	976
Net (recoveries) / loss from casualty events (1)	—	—	—	—	—	—	(34)
Core funds from operations applicable to common stock	60,896	60,819	66,465	66,198	64,397	254,378	243,433
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	604	634	628	630	667	2,496	2,610
Depreciation of non real estate assets	212	218	184	195	246	809	841
Straight-line effects of lease revenue (1)	(5,553)	(3,602)	(6,634)	(5,703)	(6,429)	(21,492)	(21,544)
Stock-based and other non-cash compensation expense	1,937	1,250	911	2,041	284	6,139	5,620
Amortization of lease-related intangibles (1)	(1,685)	(1,720)	(1,611)	(1,559)	(1,385)	(6,575)	(5,065)
Acquisition costs	—	—	—	(6)	(4)	(6)	(976)
Non-incremental capital expenditures	(13,463)	(5,229)	(9,073)	(7,672)	(12,135)	(35,437)	(35,568)
Adjusted funds from operations applicable to common stock	$42,948	$52,370	$50,870	$54,124	$45,641	$200,312	$189,351

(1)	Includes our proportionate share of amounts attributable to consolidated properties and unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016

Net income attributable to Piedmont	$(31,383)	$126,133	$23,710	$15,104	$30,189	$133,564	$99,732
Net income attributable to noncontrolling interest	(5)	(4)	(3)	(3)	(8)	(15)	(15)
Interest expense	15,463	16,183	18,421	18,057	16,566	68,124	64,860
Depreciation	28,454	29,993	30,116	30,824	32,844	119,386	127,970
Amortization	17,499	18,107	19,315	20,406	21,259	75,327	75,139
Impairment loss	46,461	—	—	—	—	46,461	33,901
Loss / (gain) on sale of properties	77	(113,195)	(6,492)	53	(19,652)	(119,557)	(93,410)
EBITDAre	76,566	77,217	85,067	84,441	81,198	323,290	308,177
Acquisition costs	—	—	—	6	4	6	976
Net (recoveries) / loss from casualty events	(57)	25	(26)	58	—	—	(34)
Core EBITDA	76,509	77,242	85,041	84,505	81,202	323,296	309,119
General & administrative expenses	7,895	6,631	8,059	8,602	5,741	31,186	29,306
Management fee revenue	(149)	(241)	(168)	(317)	(224)	(872)	(1,034)
Other (income) / expense	(156)	(171)	(12)	36	(459)	(303)	(458)
Straight-line effects of lease revenue	(5,553)	(3,602)	(6,634)	(5,703)	(6,429)	(21,492)	(21,544)
Amortization of lease-related intangibles	(1,685)	(1,720)	(1,611)	(1,559)	(1,385)	(6,575)	(5,065)
Property net operating income (cash basis)	76,861	78,139	84,675	85,564	78,446	325,240	310,324
Deduct net operating (income) / loss from:
Acquisitions	(5,183)	(4,584)	(3,548)	(5,068)	(4,848)	(18,385)	(7,333)
Dispositions	(29)	(9)	(5,354)	(6,040)	(5,527)	(11,431)	(32,550)
Other investments	(891)	(99)	361	259	(136)	(371)	(497)
Same store net operating income (cash basis)	$70,758	$73,447	$76,134	$74,715	$67,935	$295,053	$269,944

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016

Equity in income of unconsolidated joint ventures	$(27)	$3,754	$107	$11	$8	$3,845	$362

Interest expense	—	—	—	—	—	—	—

Depreciation	—	—	65	64	65	129	249

Amortization	—	—	16	8	8	24	56

Impairment loss	—	—	—	—	—	—	—

Loss / (gain) on sale of properties	—	(3,683)	—	—	—	(3,683)	—

EBITDAre and Core EBITDA	(27)	71	188	83	81	315	667

General and administrative expenses	15	13	22	5	15	55	63

Other (income) / expense	—	—	—	—	—	—	—

Property net operating income (accrual basis)	(12)	84	210	88	96	370	730

Straight-line effects of lease revenue	—	(41)	(95)	2	(1)	(134)	—

Amortization of lease-related intangibles	—	—	—	—	—	—	—

Property net operating income (cash basis)	$(12)	$43	$115	$90	$95	$236	$730

Piedmont Office Realty Trust, Inc.
Property Detail - In-Service Portfolio (1)
As of December 31, 2017
(in thousands)

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenue

PROPERTIES REMAINING AFTER FOURTEEN-PROPERTY DISPOSITION (3)

Atlanta
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	426	100.0%	97.4%	97.4%	12,039
The Dupree	Atlanta	GA	100.0%	1997	138	100.0%	100.0%	100.0%	3,761
The Medici	Atlanta	GA	100.0%	2008	156	100.0%	100.0%	96.8%	4,800
1155 Perimeter Center West	Atlanta	GA	100.0%	2000	377	100.0%	100.0%	100.0%	10,157
Galleria 300	Atlanta	GA	100.0%	1987	432	97.0%	97.0%	96.5%	11,200
Glenridge Highlands One	Atlanta	GA	100.0%	1998	288	95.1%	95.1%	95.1%	8,053
Galleria 200	Atlanta	GA	100.0%	1984	432	87.3%	87.3%	55.1%	9,903
Metropolitan Area Subtotal / Weighted Average					2,249	96.4%	95.9%	89.4%	59,913
Boston
80 Central Street	Boxborough	MA	100.0%	1988	150	85.3%	85.3%	85.3%	2,644
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	100.0%	100.0%	3,806
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873 / 1956	78	100.0%	100.0%	100.0%	5,021
One Brattle Square	Cambridge	MA	100.0%	1991	96	99.0%	99.0%	83.3%	7,367
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%	2,963
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%	3,479
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 & 2001	272	100.0%	100.0%	87.9%	9,378
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%	6,894
One Wayside Road	Burlington	MA	100.0%	1997	201	100.0%	100.0%	100.0%	6,839
Metropolitan Area Subtotal / Weighted Average					1,594	98.6%	98.6%	95.5%	48,391
Chicago
Two Pierce Place	Itasca	IL	100.0%	1991	486	98.1%	97.7%	96.7%	13,689
500 West Monroe Street	Chicago	IL	100.0%	1991	967	95.3%	95.3%	93.6%	39,079
Metropolitan Area Subtotal / Weighted Average					1,453	96.3%	96.1%	94.6%	52,768

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenue
Dallas
6031 Connection Drive	Irving	TX	100.0%	1999	232	87.9%	76.7%	65.1%	5,515
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	100.0%	100.0%	5,922
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%	4,331
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	88.1%	88.1%	81.1%	3,820
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	92.5%	90.4%	65.8%	5,775
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	93.5%	93.5%	92.7%	6,352
One Lincoln Park	Dallas	TX	100.0%	1999	262	99.6%	99.6%	99.6%	8,088
161 Corporate Center	Irving	TX	100.0%	1998	105	100.0%	96.2%	87.6%	2,631
Park Place on Turtle Creek	Dallas	TX	100.0%	1986	178	89.9%	87.6%	87.6%	6,065
750 West John Carpenter Freeway	Irving	TX	100.0%	1999	316	86.4%	86.4%	78.2%	7,090
Metropolitan Area Subtotal / Weighted Average					2,114	93.2%	91.4%	85.2%	55,589
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	90.4%	90.4%	90.0%	8,565
US Bancorp Center	Minneapolis	MN	100.0%	2000	934	98.2%	92.5%	88.9%	31,682
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%	5,819
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	97.9%	97.9%	97.9%	5,520
Norman Pointe I	Bloomington	MN	100.0%	2000	214	70.6%	70.6%	66.4%	4,414
Metropolitan Area Subtotal / Weighted Average					1,833	93.8%	90.9%	88.5%	56,000
New York
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	97.7%	95.8%	95.8%	8,883
60 Broad Street	New York	NY	100.0%	1962	1,033	98.5%	98.5%	98.5%	48,505
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%	2,514
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	304	100.0%	100.0%	74.3%	9,007
Metropolitan Area Subtotal / Weighted Average					1,771	98.7%	98.4%	94.0%	68,909
Orlando
400 TownPark	Lake Mary	FL	100.0%	2008	176	97.7%	89.2%	89.2%	4,362
500 TownPark	Lake Mary	FL	100.0%	2016	134	90.3%	79.9%	79.9%	3,422
SunTrust Center	Orlando	FL	100.0%	1988	646	93.7%	89.9%	69.7%	20,525
CNL Center I	Orlando	FL	99.0%	1999	347	98.6%	96.5%	96.5%	10,991
CNL Center II	Orlando	FL	99.0%	2006	270	97.4%	92.6%	83.7%	8,977
Metropolitan Area Subtotal / Weighted Average					1,573	95.5%	90.9%	81.1%	48,277
Washington, D.C.
1201 Eye Street	Washington	DC	98.6% (4)	2001	269	47.6%	26.8%	15.2%	7,762
1225 Eye Street	Washington	DC	98.1% (4)	1986	225	94.7%	90.2%	89.3%	11,173
3100 Clarendon Boulevard	Arlington	VA	100.0%	1987 / 2015	261	51.7%	39.5%	29.9%	6,266
400 Virginia Avenue	Washington	DC	100.0%	1985	224	71.4%	71.4%	65.6%	7,753
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	308	92.9%	80.5%	51.9%	13,314
One Independence Square	Washington	DC	100.0%	1991	334	93.7%	77.8%	72.8%	14,767
Arlington Gateway	Arlington	VA	100.0%	2005	326	52.5%	46.0%	42.9%	8,658
Metropolitan Area Subtotal / Weighted Average					1,947	72.2%	61.4%	51.9%	69,693

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenue

Other
800 North Brand Boulevard	Glendale	CA	100.0%	1990	527	100.0%	100.0%	100.0%	17,348
1901 Market Street	Philadelphia	PA	100.0%	1987 / 2014	801	100.0%	100.0%	100.0%	18,731
Enclave Place	Houston	TX	100.0%	2015	301	—%	—%	—%	0
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%	11,443
Subtotal / Weighted Average					1,942	84.5%	84.5%	84.5%	47,522

Subtotal - Properties Remaining After Fourteen-Property Disposition					16,476	91.8%	89.4%	84.5%	$507,062

FOURTEEN PROPERTIES INCLUDED IN DISPOSITION (3)

Suwanee Gateway One	Suwanee	GA	100.0%	2008	143	50.3%	50.3%	48.3%	$1,756
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%	4,748
Windy Point I	Schaumburg	IL	100.0%	1999	187	49.7%	49.7%	49.7%	2,825
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	100.0%	100.0%	8,847
2300 Cabot Drive	Lisle	IL	100.0%	1998	153	85.6%	79.7%	78.4%	3,194
Piedmont Pointe I	Bethesda	MD	100.0%	2007	189	67.7%	67.7%	67.7%	5,301
Piedmont Pointe II	Bethesda	MD	100.0%	2008	238	57.1%	57.1%	57.1%	5,509
Desert Canyon 300	Phoenix	AZ	100.0%	2001	148	35.1%	35.1%	35.1%	1,193
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	50.0%	50.0%	50.0%	1,395
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	81.3%	41.7%	41.7%	953
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	59.2%	59.2%	59.2%	1,504
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	2.4%	4,616
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%	8,309
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	67.2%	67.2%	67.2%	4,131

Subtotal - Fourteen Properties Included In Disposition					2,585	76.0%	74.9%	66.8%	$54,281

Grand Total - Properties Owned at December 31, 2017					19,061	89.7%	87.5%	82.1%	$561,343

(1)	This schedule includes information for Piedmont's in-service portfolio of properties only. Information on investments excluded from this schedule can be found on page 38.
(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(3)
On January 4, 2018, Piedmont completed the disposition of 14 properties. For the purposes of this schedule, the 53 properties owned by the Company subsequent to the sales of the 14 properties are presented in the upper portion of the schedule, grouped within the relevant strategic operating market and shown separately from the assets included in the multiple-property disposition. The properties included in the multiple-property disposition are presented as one group at the bottom of the schedule. This presentation methodology was undertaken to provide readers with clear information on the properties owned by the Company in each strategic operating market subsequent to the disposition. Please refer to page 47 for additional details regarding the sales of the properties and the pro forma impact on various metrics for the Company as a result of the sales.

(4)
Although Piedmont owns 98.6% of 1201 Eye Street and 98.1% of 1225 Eye Street, it is entitled to 100% of the cash flows for each asset pursuant to the terms of each property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Company Metrics After Fourteen Property Disposition
As of December 31, 2017
($ and square footage in thousands)

The below information presents certain financial information about the Company as of December 31, 2017 on an actual basis and a pro forma basis giving effect to the completion of the fourteen property disposition for approximately $415 million in net proceeds and the use of the net proceeds from the sales to: (1) repay the $300 million unsecured term loan that was set to mature in January 2019, and (2) along with a draw under the Company's unsecured revolving line of credit, repay the $170 million unsecured term loan that was set to mature in May 2018.  The information below has been presented to show the impact of these transactions on certain of the Company’s statistical measures; however, the information below is not intended to present the Company’s operating results on a pro forma basis giving effect to the actions listed above and does not contain all of the information required in connection with pro forma financial statements prepared pursuant to Article 11 of Regulation S-X.

Additional information on the disposition and debt reduction transactions can be found in the Financing and Capital Activity and Subsequent Events sections of Financial Highlights and on page 37.

			As of December 31, 2017
	As of December 31, 2017		with Pro Forma Adjustments for the Sale of Fourteen Properties in January 2018
Debt Metrics
Total debt / Total gross assets	34.3%		approximately 30%
Average net debt to Core EBITDA (1) (2)	5.6 x		under 5x's (estimated)
Fixed charge coverage ratio (3)	4.9 x		over 5x
Principal amount of debt - fixed rate	$1,540,670	88.9%	$1,240,670	94.1%
Principal amount of debt - floating rate	$193,000	11.1%	$78,000	5.9%
Principal amount of debt - unsecured	$1,543,000	89.0%	$1,128,000	85.5%
Principal amount of debt - secured	$190,670	11.0%	$190,670	14.5%

General Statistical Metrics
Number of consolidated office properties	67		53
Rentable square footage	19,061		16,476
Percent leased	89.7%		91.8%
Percent leased - commenced	87.5%		89.4%
Percent leased - economic	82.1%		84.5%
Non-incremental tenant improvement commitments	$42,001		$38,644
Weighted average lease term remaining	6.5 years		6.6 years
Employees	136		129

(1)
Average net debt as of December 31, 2017 on a pro forma basis is calculated as the Company’s average net debt for the quarter ended December 31, 2017 (i) reduced by $470 million for the repayment of the $300 million unsecured term loan that was set to mature in 2019 and the $170 million unsecured term loan that was set to mature in 2018, (ii) increased for a borrowing under the Company’s revolving line of credit to supplement disposition proceeds in the payoff of the $170 million unsecured term loan, and (iii) increased to account for a full quarter's impact of the borrowing completed on December 28, 2017 to fund the acquisition of Norman Pointe I in Bloomington, MN.

(2)
Core EBITDA as of December 31, 2017 on a pro forma basis is calculated as Core EBITDA for the quarter ended December 31, 2017, adjusted to (i) remove contributions from the fourteen properties sold in January 2018, and (ii) add estimated full-quarter contributions from Norman Pointe I in Bloomington, MN, which was purchased on December 28, 2017. The resultant figure is then annualized for the purposes of this calculation.

(3)
Fixed charges as of December 31, 2017 on a pro forma basis are calculated as the Company’s fixed charges for the quarter ended December 31, 2017, adjusted to (i) remove interest expense associated with the Company's $300 million unsecured term loan that was set to mature in 2019 and its $170 million unsecured term loan that was set to mature in 2018, (ii) add interest expense associated with a borrowing under the Company's revolving line of credit that was used to supplement disposition proceeds in the repayment of the $170 million unsecured term loan, and (iii) add interest expense in order to account for a full quarter's impact of the line of credit borrowing on December 28, 2017 to complete the acquisition of Norman Pointe I in Bloomington, MN.

Piedmont Office Realty Trust, Inc.
Company Metrics After Fourteen Property Disposition
As of December 31, 2017
($ and square footage in thousands)

Lease Expiration Schedule                                     List of Disposition Properties

	As Reported		Pro Forma for the Sale of Fourteen Properties in January 2018 (1)
Expiration Year	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)
Vacant	$—	—	$—	—
2018	40,528	7.2	38,056	7.5
2019	59,994	10.7	58,894	11.6
2020	46,711	8.3	43,637	8.6
2021	30,835	5.5	30,291	6.0
2022	55,022	9.8	39,124	7.7
2023	35,010	6.2	31,362	6.2
2024	65,570	11.7	54,415	10.7
2025	32,635	5.8	21,612	4.3
2026	28,100	5.0	27,420	5.4
2027	49,636	8.9	45,505	9.0
2028	34,993	6.2	34,437	6.8
2029	21,232	3.8	21,232	4.2
Thereafter	61,077	10.9	61,077	12.0
Total	$561,343	100.0	$507,062	100.0

Property	City	State	Rentable Square Footage
Desert Canyon 300	Phoenix	AZ	148
5601 Hiatus Road	Tamarac	FL	100
2001 NW 64th Street	Ft. Lauderdale	FL	48
Auburn Hills Corporate Center	Auburn Hills	MI	120
1075 West Entrance Drive	Auburn Hills	MI	210
2120 West End Avenue	Nashville	TN	312
5301 Maryland Way	Brentwood	TN	201
Piedmont Pointe I	Bethesda	MD	189
Piedmont Pointe II	Bethesda	MD	238
Windy Point I	Schaumburg	IL	187
Windy Point II	Schaumburg	IL	301
2300 Cabot Drive	Lisle	IL	153
1200 Crown Colony Drive	Quincy	MA	235
Suwanee Gateway One	Suwanee	GA	143
Total			2,585

Geographic Diversification

	As Reported					Pro Forma for the Sale of Fourteen Properties in January 2018 (1)
Location	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Percent Leased (%)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Percent Leased (%)
Washington, D.C.	$80,503	14.3	2,374	12.5	70.3	$69,693	13.8	1,947	11.8	72.2
New York	68,909	12.3	1,771	9.3	98.7	68,909	13.6	1,771	10.8	98.7
Chicago	67,634	12.0	2,094	11.0	91.9	52,768	10.4	1,453	8.8	96.3
Atlanta	61,669	11.0	2,392	12.5	93.6	59,913	11.8	2,249	13.7	96.4
Minneapolis	56,000	10.0	1,833	9.6	93.8	56,000	11.0	1,833	11.1	93.8
Dallas	55,589	9.9	2,114	11.1	93.2	55,589	11.0	2,114	12.8	93.2
Boston	53,139	9.5	1,829	9.6	98.7	48,391	9.5	1,594	9.7	98.6
Orlando	48,277	8.6	1,573	8.2	95.5	48,277	9.5	1,573	9.5	95.5
Other	69,623	12.4	3,081	16.2	81.5	47,522	9.4	1,942	11.8	84.5
Total	$561,343	100.0	19,061	100.0	89.7	$507,062	100.0	16,476	100.0	91.8

CBD / Urban Infill		65.4					68.7
Suburban		34.6					31.3

(1)
Pro forma Annualized Lease Revenue is calculated by starting with the Company's Annualized Lease Revenue as of December 31, 2017, and deducting therefrom the contributions provided by the fourteen properties sold in January 2018.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” "estimate," “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this supplemental package include our estimated Core FFO and Core FFO per diluted share for calendar year 2017 and certain expected future financing requirements and expenditures.
The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: economic, regulatory and / or socio-economic changes (including accounting standards) that impact the real estate market generally or that could affect the patterns of use of commercial office space; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office sector in general and the specific markets in which we operate, particularly in Washington, D.C., the New York metropolitan area, and Chicago where we have high concentrations of office properties; the illiquidity of real estate investments, including the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties; the risks and uncertainties associated with the acquisition of properties, many of which risks and uncertainties may not be known at the time of acquisition; development and construction delays and resultant increased costs and risks; our real estate development strategies may not be successful; future acts of terrorism in any of the major metropolitan areas in which we own properties or future cybersecurity attacks against us or any of our tenants; additional risks and costs associated with directly managing properties occupied by government tenants; the effect on us of adverse market and economic conditions, including any resulting impairment charges on both our long-lived assets or goodwill; availability of financing and our lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; the effect of future offerings of debt or equity securities or changes in market interest rates on the value of our common stock; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; any change in the financial condition of any of our large lead tenants; the effect of any litigation to which we are, or may become, subject; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986; the future effectiveness of our internal controls and procedures; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.